As filed with the Securities and Exchange Commission on June 19, 2006

Registration No. 333-135006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment

No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLS FARGO & COMPANY

WELLS FARGO CAPITAL X

WELLS FARGO CAPITAL XI

WELLS FARGO CAPITAL XII

WELLS FARGO CAPITAL XIII

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

41-0449260

43-6895404

20-2561146

20-2561223

20-2561291

(I.R.S. Employer

Identification No.)

420 Montgomery Street San Francisco, California 94163 (866) 878-5865 (Address, including zip code, and telephone number, including area code, of Wells Fargo & Company’s principal executive offices)

Wells Fargo Center

MAC #N9305-173

Sixth & Marquette

Minneapolis, Minnesota 55479

(612) 667-2085

(Address, including zip code, and telephone number, including area code, of the principal executive offices of
Wells Fargo Capital X, Wells Fargo Capital XI,

Wells Fargo Capital XII and Wells Fargo Capital XIII)

James M. Strother

Executive Vice President and General Counsel

Wells Fargo & Company

MAC #A0149-072

633 Folsom Street

San Francisco, California 94107

415-396-1793

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

With a copy to:

Mary E. Schaffner Wells Fargo & Company MAC #N9305-173 Wells Fargo Center, 17th Floor Sixth and Marquette Minneapolis, Minnesota 55479	Sonia A. Shewchuk Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901	Douglas D. Smith Gibson, Dunn & Crutcher LLP One Montgomery Street, 31st Floor San Francisco, California 94104

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Wells Fargo & Company Debt Securities (2), Preferred Stock, Depositary Shares, Purchase Contracts (3), Units (4), Common Stock, par value $1-2/3 per share (5), Securities Warrants, and back-up undertakings in connection with the Preferred Securities of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII (6)	(7)(8)(9)	(9)	(9)	(10)
Wells Fargo Capital X Preferred Securities
Wells Fargo Capital XI Preferred Securities
Wells Fargo Capital XII Preferred Securities
Wells Fargo Capital XIII Preferred Securities

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	There is being registered hereby such indeterminate principal amount of Debt Securities as may from time to time be issued at indeterminate prices. The Debt Securities to be offered hereunder will consist of one or more series of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, or any thereof, as more fully described herein.
(3)	The Purchase Contracts may require the holder thereof to purchase or sell (i) Debt Securities, Preferred Stock, Depositary Shares or Common Stock of Wells Fargo & Company; (ii) securities of an entity unaffiliated with the Registrants, a basket of such securities or any combination of the above, (iii) currencies or (iv) commodities.
(4)	The Units to be offered hereunder will consist of one or more Purchase Contracts and Debt Securities.
(5)	Common Stock will be issued only upon conversion, exchange or exercise of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Securities Warrants.
(6)	Includes the obligations of Wells Fargo & Company under a declaration of trust, a preferred securities guarantee issued with respect to Preferred Securities issued by a Trust, the Junior Subordinated Debt Securities purchased by a Trust, and the Junior Subordinated Indenture, including Wells Fargo & Company’s agreement to pay all trust obligations other than the Common Securities and Preferred Securities. No separate consideration will be received for such obligations.
(7)	Includes (i) such indeterminate number of shares of Preferred Stock of Wells Fargo & Company as may be issued from time to time at indeterminate prices plus such indeterminate number of shares of Preferred Stock of Wells Fargo & Company as may be issued upon exercise of Securities Warrants of Wells Fargo & Company or in exchange for, or upon conversion of, Debt Securities of Wells Fargo & Company or other Preferred Stock of Wells Fargo & Company registered hereunder, (ii) such indeterminate number of Depositary Shares of Wells Fargo & Company as may be issued in the event Wells Fargo & Company elects to offer fractional interests in shares of Preferred Stock registered hereunder, (iii) such indeterminate number of shares of Common Stock of Wells Fargo & Company as may be issued upon exercise of Securities Warrants of Wells Fargo & Company or in exchange for, or upon conversion of, Debt Securities or Preferred Stock of Wells Fargo & Company registered hereunder, (iv) such indeterminate number of Purchase Contracts as may be issued from time to time at indeterminate prices, and (v) such indeterminate number of Warrants as may be issued from time to time at indeterminate prices. Also includes an indeterminate number of Preferred Securities of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII (the “Trusts”) as may be issued at indeterminate prices and Junior Subordinated Debt Securities that may be issued by Wells Fargo & Company to evidence a loan by a Trust to Wells Fargo & Company of the proceeds from the sale of the Preferred Securities of such Trust. Junior Subordinated Debt Securities evidencing the loan to Wells Fargo & Company may later be distributed to the holders of a Trust’s Preferred Securities upon dissolution of a Trust. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by Depository Shares.
(8)	This registration statement also registers, where required, an indeterminate amount of securities to be offered and sold by affiliates of Wells Fargo & Company in market-making transactions.
(9)	Not applicable pursuant to Form S-3 General Instruction II(E).
(10)	In accordance with Rules 456(b) and 457(r), Wells Fargo & Company is deferring payment of all of the registration fees, except for $2,147,858.34 that has already been paid with respect to $18,248,584,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-123689, which was filed on March 30, 2005, and were not sold thereunder. Pursuant to Rule 457(p), such unutilized filing fees may be applied to the filing fee payable pursuant to this Registration Statement.

EXPLANATORY NOTE

This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

•	Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Purchase Contracts, Units and Securities Warrants of Wells Fargo & Company; and

•	Preferred Securities of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII, Junior Subordinated Debt Securities of Wells Fargo & Company and guarantees by Wells Fargo & Company of the Preferred Securities of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII.

Each offering of securities made under this registration statement will be made pursuant to one of these two prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

Each of these two prospectuses may also be used by affiliates of Wells Fargo & Company in market-making transactions in the securities covered by such prospectus.

PROSPECTUS

WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94163

(800) 411-4932

Debt Securities

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Securities Warrants

We may also issue common stock upon conversion, exchange or exercise of any of the securities listed above. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated June 19, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo and Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII, or the “trusts,” filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The trusts may sell trust preferred securities representing undivided beneficial interests in the trusts to the public and common securities representing undivided beneficial interests in the trusts to us in one or more offerings.

This prospectus provides you with a general description of the debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

When we refer to “Wells Fargo,” “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company” and “Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends,” we mean Wells Fargo & Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2423.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the later of (i) the time that we sell all the securities offered by this prospectus and (ii) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2005, including information specifically incorporated by reference into our Form 10-K from our 2005 Annual Report to Stockholders and our definitive Proxy Statement for our 2006 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Current Reports on Form 8-K filed January 17, 2006, January 30, 2006, February 7, 2006, March 6, 2006, March 21, 2006, March 23, 2006, April 18, 2006, May 1, 2006 and May 17, 2006; and

•	the description of our common stock contained in Exhibit 99(e) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Laurel A. Holschuh

Corporate Secretary

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Phone: (612) 667-8655

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

We are a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including:

•	investments in or advances to our existing or future subsidiaries;

•	repayment of obligations that have matured; and

•	reducing our outstanding commercial paper and other debt.

Until the net proceeds have been used, they will be invested in short-term securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

	Fiscal Year Ended December 31,					Quarter Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
Ratio of Earnings to Fixed Charges:

Excluding interest on deposits	2.63	4.96	5.76	5.92	4.03	4.61	3.47
Including interest on deposits	1.79	3.13	3.63	3.68	2.51	2.91	2.12

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:

Excluding interest on deposits	2.62	4.95	5.74	5.92	4.03	4.61	3.47
Including interest on deposits	1.79	3.13	3.62	3.68	2.51	2.91	2.12

•	The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes and effects of changes in accounting principles*) +

                                  (fixed charges) – (capitalized interest)

(fixed charges)

•	The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

(income before income taxes and effects of changes in accounting principles*) +

                                  (fixed charges) – (capitalized interest)

(fixed charges) + (pretax earnings required to cover preferred stock dividends)

•	Pretax earnings required to cover preferred stock dividends are calculated as follows:

        preferred stock dividends

1 – (our effective income tax rate)

•	Fixed charges, excluding interest on deposits, consist of

•	interest on short-term borrowings and long-term debt,
•	amortization of debt expense,
•	capitalized interest, and
•	one-third of net rental expense, which we believe is representative of the interest factor.

•	Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

*The ratios for 2002 exclude a transitional goodwill impairment charge accounted for as a cumulative effect of change in accounting principle.

We have included these computations in compliance with SEC regulations. However, we believe that the fixed charge ratios are not meaningful measures for our business due to two factors. First, even if our net income did not change, our ratios would decline if the proportion of our income that is tax-exempt increased. Conversely, our ratios would increase if the proportion of our income that is tax-exempt decreased. Second, even if our net income did not change, our ratios would decline if our interest income and interest expense increased by the same amount due to an increase in the level of interest rates. Conversely, our ratios would increase if our interest income and interest expense decreased by the same amount due to a decrease in the level of interest rates.

FOREIGN CURRENCY RISKS

You should consult your financial and legal advisors as to any specific risks entailed by an investment in securities that are denominated or payable in a currency other than the currency of the country in which you are resident or in which you conduct your business, which we refer to as your “home currency.” These securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase of or holding of, or the receipt of payments on, these securities. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates And Exchange Controls May Affect Securities’ Value Or Return

General Exchange Rate And Exchange Control Risks. An investment in a security that is denominated or payable in currencies other than your home currency entails significant risks. These risks include the possibility of significant changes in rates of exchange between your home currency and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities. These risks generally depend on economic and political events over which we have no control.

Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security. Depreciation of the currency in which a security is payable against your home currency would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to you on a home currency basis.

There May Be Specific Exchange Rate Risks Applicable To Warrants And Purchase Contracts. Fluctuations in the rates of exchange between your home currency and other currency (i) in which the exercise price of a warrant or the purchase price of a purchase contract is payable, (ii) in which the value of the property underlying a warrant or purchase contract is quoted or (iii) to be purchased or sold by exercise of a warrant or pursuant to a purchase contract or in the rates of exchange among any of these currencies may change the value of a warrant, a purchase contract or a unit that includes a warrant or purchase contract. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant or purchase contract were such that the warrant or purchase contract appeared to be “in the money.”

We Have No Control Over Exchange Rates. Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect yields or payouts in your home currency for (i) securities denominated or payable in currencies other than your home currency, (ii) warrants or purchase contracts where the exercise price or the purchase price is denominated in a currency differing from your home currency or where the value of the property underlying the warrants or purchase contracts is quoted in a currency other than your home currency and (iii) warrants or purchase contracts to purchase or sell foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting your home currency or any specified foreign currency. You will bear those risks.

Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency. Even if there are no actual exchange controls, it is possible that the specified currency for any security would not be available when payments of that security are due.

Alternative Payment Currency Used If Payment Currency Becomes Unavailable. Unless otherwise specified in the applicable prospectus supplement, if a payment currency is unavailable, we will make required payments in U.S. dollars on the basis of the market exchange rate. However, if the specified currency for any security is not available because the euro has been substituted for that currency, we will make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in “Description of Debt Securities—Interest and Principal Payments” below.

Currency Conversions May Affect Payments On Some Securities

The applicable prospectus supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange agent identified in the applicable prospectus supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value Of A New York Judgment Involving Non-U.S. Dollar Denominated Securities

The securities will be governed by and construed in accordance with the laws of the State of New York. If a New York court were to enter a judgment in an action on any securities denominated in a foreign currency, such court would either enter a judgment in U.S. dollars based on the prevailing rate of exchange between the foreign currency and the U.S. dollar on the date such judgment is entered or enter judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

Additional risks specific to particular securities will be detailed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be issued under an indenture dated as of July 21, 1999 between us and Citibank, N.A., as senior trustee, referred to herein as the “senior indenture,” and the subordinated debt securities will be issued under an indenture dated as of August 30, 1999 between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago), as subordinated trustee, referred to herein as the “subordinated indenture.”

We have summarized the material terms and provisions of the senior and subordinated indentures in this section. We have also filed each of these indentures as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of these indentures so that you can more easily locate these provisions.

General

The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below.

The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;
•	the date from which interest will accrue;
•	the record and interest payment dates for the debt securities;
•	the first interest payment date; and
•	any circumstances under which we may defer interest payments;

•	if the amount of principal or interest payable on the debt securities will be determined by reference to one or more indices, securities or baskets of securities, commodities or baskets of commodities, currency exchange rates, or any other market measure, information as to such indices, securities, commodities, baskets, currencies, or other market measures;

•	any terms on which the debt securities may be optionally or mandatorily converted or exchanged into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or the exchange;

•	the place or places where:

•	we can make payments on the debt securities;
•	the debt securities can be surrendered for registration of transfer or exchange; and
•	notices and demands can be given to us relating to the debt securities and under the applicable indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” will not apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the applicable indenture;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “—Book-Entry, Delivery and Form” will not apply to such global securities—a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•	whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than Wells Fargo Bank, N.A., one of our affiliates;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Exchange and Transfer

Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in Minneapolis, Minnesota or any other place of payment. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “—Book Entry,

Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

We will not be required to:

•	register the transfer of or exchange debt securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments

Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency in Minneapolis, Minnesota maintained by us for that purpose. On the date of this prospectus, the paying agent for the debt securities issued under the indentures is Wells Fargo Bank, N.A., acting through its corporate trust office at 420 Montgomery Street, San Francisco, California 94163. We refer to Wells Fargo Bank, N.A., acting in this capacity for the debt securities, as the “paying agent.”

Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remain unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest or, in the case of an amortizing debt security, principal and interest, on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the security register; or

•	by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.

Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in New York, New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York, which we refer to as the “market exchange rate.” If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent appointed by us unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. Unless otherwise specified in the applicable prospectus supplement, if the euro has been substituted for a specified currency, the debt securities will be redenominated in euro on a date determined by us, with a principal amount for each debt security equal to the principal amount of that debt security in the specified currency, converted into euro at the established rate (as defined below); provided that, if we determine after consultation with the paying agent that the then-current market practice in respect of redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions will be deemed to be amended so as to comply with such market practice and we will promptly notify the applicable trustee and the paying agent of such deemed amendment. The “established rate” means the rate for the conversion of the specified currency (including compliance with rules relating to rounding in accordance with applicable European Union regulations) into euro established by the Council of European Union pursuant to the Treaty establishing the European Communities, as amended by the Treaty on European Union. We will give 30 days’ notice of the redenomination date to the paying agent and the applicable trustee.

Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the applicable indenture.

Discount Debt Securities. Some debt securities may be considered to be issued with original issue discount, which in most cases must be included in income for U.S. federal income tax purposes at a constant yield. We refer to these debt securities as “discount notes.” See the discussion under “Certain U.S. Federal Income Tax Considerations” below. In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under “—Events of Default” below, the amount of principal due and payable on that debt security will be limited to:

•	the aggregate principal amount of the debt security multiplied by the sum of

•	its issue price, expressed as a percentage of the aggregate principal amount, plus

•	the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as any of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the proceeding sentence. The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and debt securities other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See the discussion under “Certain U.S. Federal Income Tax Considerations” below. In addition, see the applicable prospectus supplement for any additional considerations applicable to these debt securities.

Certain Definitions. The following are definitions of certain terms we use in this prospectus when discussing principal and interest payments on the debt securities:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in New York, New York or Minneapolis, Minnesota, (b) for debt securities denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency, or (c) for debt securities denominated in Australian dollars, in Sydney, Australia, and (ii) for debt securities denominated in euro, that is also a TARGET Settlement Day.

The “depositary” means the depositary for global securities issued under an indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC.

“Euro LIBOR debt securities” means LIBOR debt securities for which the index currency is euros.

“London banking day” means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

References in this prospectus to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America. References in this prospectus to “euro” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Fixed Rate Debt Securities

Each fixed rate debt security will bear interest from the date of issuance at the annual rate specified in the applicable prospectus supplement until the principal is paid or made available for payment. Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to fixed rate debt securities offered pursuant to this prospectus.

How Interest Is Calculated. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If A Payment Date Is Not A Business Day.”

When Interest Is Paid. Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the issue date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount Of Interest Payable. Interest payments for fixed rate debt securities will include accrued interest from and including the issue date or from and including the last interest payment date in respect of which interest has been paid or provided for, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If A Payment Date Is Not A Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Amortizing Debt Securities. A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to floating rate debt securities offered pursuant to this prospectus.

Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “base rate.” The base rate may be one or more of the following:

•	the CD rate;

•	the commercial paper rate;

•	EURIBOR;

•	the federal funds rate;

•	the federal funds (open) rate;

•	LIBOR;

•	the prime rate;

•	the Treasury rate;

•	the CMT rate; or

•	any other rate or interest rate formula specified in the applicable prospectus supplement.

Formula For Interest Rates. The interest rate on each floating rate debt security will be calculated by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating rate debt security, “index maturity” means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement. The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security. The “spread multiplier” is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security. The interest rate on any inverse floating rate debt security will also be calculated by reference to a fixed rate.

Limitations On Interest Rate. A floating rate debt security may also have either or both of the following limitations on the interest rate:

•	a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest reset period, which we refer to as the “maximum interest rate”; and/or

•	a minimum limitation, or floor, on the rate of interest that may accrue during any interest reset period, which we refer to as the “minimum interest rate.”

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

In addition, the interest rate on a floating rate debt security may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, is 25% per annum on a simple interest basis. These limits do not apply to floating rate debt securities of $2,500,000 or more.

How Floating Interest Rates Are Reset. The interest rate in effect from the issue date to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement. We refer to this rate as the “initial interest rate.” The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.” The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

•	for federal funds rate debt securities, federal funds (open) rate debt securities and prime rate debt securities, the interest determination date will be on the business day prior to the interest reset date;

•	for CD rate debt securities, commercial paper rate debt securities and CMT rate debt securities, the interest determination date will be the second business day prior to the interest reset date;

•	for EURIBOR debt securities or Euro LIBOR debt securities, the interest determination date will be the second TARGET Settlement Day prior to the interest reset date;

•	for LIBOR debt securities (other than Euro LIBOR debt securities), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to the interest reset date for a LIBOR debt security for which the index currency is pounds sterling will be the interest reset date;

•	for Treasury rate debt securities, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the interest reset date, the interest determination date will be that preceding Friday; and provided, further, that if Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the following business day; and

•	for debt securities with two or more base rates, the interest determination date will be the latest business day that is at least two business days before the applicable interest reset date on which each base rate is determinable.

The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security falls on a day that is not business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

In the detailed descriptions of the various base rates which follow, the “calculation date” pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date or, if that day is not a business day, the next business day, or (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

How Interest Is Calculated. Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest as been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If A Payment Date Is Not A Business Day.”

Unless otherwise specified in the applicable prospectus supplement, the calculation agent for any issue of floating rate debt securities will be Wells Fargo Bank, N.A., one of our affiliates. We may appoint a successor calculation agent with the written consent of the paying agent, which consent shall not be unreasonably withheld. Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate debt security. The calculation agent will notify the paying agent of each determination of the interest rate applicable to any floating rate debt security promptly after the determination is made.

For a floating rate debt security, accrued interest will be calculated by multiplying the principal amount of the floating rate debt security by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

•	by 360, in the case of CD rate debt securities, commercial paper rate debt securities, EURIBOR debt securities, federal funds rate debt securities, federal funds (open) rate debt securities, LIBOR debt securities, except for LIBOR debt securities denominated in pounds sterling, and prime rate debt securities;

•	by 365 (or 366 if the last day of the interest period falls in a leap year), in the case of LIBOR debt securities denominated in pounds sterling; or

•	by the actual number of days in the year, in the case of Treasury rate debt securities and CMT rate debt securities.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

All percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%, and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent, with one-half cent rounded upward. All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 rounded up to .01.

When Interest Is Paid. We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the issue date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

If A Payment Date Is Not A Business Day. If any interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date, as the case may be.

Base Rates.

CD Rate Debt Securities. CD rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CD rate” means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H. 15 (519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15 (519)”) under the heading “CDs (Secondary Market).”

The following procedures will be followed if the CD rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update,” for the interest determination date for certificates of deposit having the index maturity specified in the applicable prospectus supplement, under the caption “CDs (Secondary Market).”

•	If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

•	If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

Commercial Paper Rate Debt Securities. Commercial paper rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for U.S. dollar commercial paper having the index maturity specified in the applicable prospectus supplement, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable prospectus supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial.”

•	If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable prospectus supplement, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for the interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

The “money market yield” will be a yield calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for interest is being calculated.

EURIBOR Debt Securities. EURIBOR debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI – The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable prospectus supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as “Telerate Page 248,” as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•	If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable prospectus supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

•	If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Euro-Zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds Rate Debt Securities. Federal funds rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds rate” means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 120.”

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

•	If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us.

•	If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, none, the rate of interest payable will be the initial interest rate.

Federal Funds (Open) Rate Debt Securities. Federal funds (open) rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the federal funds (open) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds (open) rate” means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Open)” as displayed on Moneyline Telerate, or any successor service, on page 5 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 5.”

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•	If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds (open) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Open).”

•	If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds (based on the federal funds (open) rate) prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York, New York, which may include the underwriters or agents for the debt securities and their affiliates, selected by the calculation agent, after consultation with us.

•	If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds (open) rate for that interest determination date will remain the federal funds (open) rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

LIBOR Debt Securities. LIBOR debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as “LIBOR,” and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The calculation agent will determine LIBOR for each interest determination date as follows:

•	As of the interest determination date, LIBOR will be either:

•

if “LIBOR Reuters” is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used; or

•	if “LIBOR Telerate” is specified in the applicable prospectus supplement, the rate for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

•	If (i) fewer than two offered rates appear and “LIBOR Reuters” is specified in the applicable prospectus supplement, or (ii) no rate appears and the applicable prospectus supplement specifies either (a) “LIBOR Telerate” or (b) “LIBOR Reuters” and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable prospectus supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•	If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or some other time specified in the applicable prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent for loans in the index currency to leading European banks, having the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•	If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

The “index currency” means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means either (i) if “LIBOR Reuters” is designated in the applicable prospectus supplement, the display on the Reuters Money 3000 Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if “LIBOR Telerate” is designated in the applicable prospectus supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable prospectus supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable prospectus supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified and, if the U.S. dollar is the index currency, as if Page 3750 had been specified.

Prime Rate Debt Securities. Prime rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “prime rate” means, for any interest determination date, the rate on that date as published in H.15 (519) under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading “Bank Prime Loan.”

•	If the rate is not published in either H.15 (519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank’s prime rate or base lending rate as in effect for that interest determination date.

•	If fewer than four rates for that interest determination date appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us.

•	If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on the Reuters Money 3000 Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Debt Securities. Treasury rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “Treasury rate” means:

•	the rate from the auction held on the applicable interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as “Telerate Page 56,” or page 57 or any other page as may replace page 57 on that service, which we refer to as “Telerate Page 57”; or

•	if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

•	if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

•	if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•	if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•	if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement; or

•	if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

CMT Rate Debt Securities. CMT rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CMT rate” means, for any interest determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption “… Treasury Constant Maturities … Federal Reserve Board Release H.15… Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that interest determination date, if the Designated CMT Telerate Page is 7051; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

•	If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

•

If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a “reference dealer,” in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

•	If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet point, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in New York, New York, selected using the same method described in the immediately preceding bullet point, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If three or four, and not five, of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

•	If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain CMT rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Designated CMT Telerate Page” means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable prospectus supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable prospectus supplement, for which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement, the Designated CMT Maturity Index will be two years.

Redemption and Repayment of Debt Securities

Optional Redemption By Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities, except for amortizing debt securities, will not be subject to any sinking fund.

A partial redemption of the debt securities may be effected by such method as the applicable trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Optional Make-Whole Redemption of Debt Securities. If the applicable prospectus supplement provides that a series of debt securities is redeemable at our option and also provides for the payment of a redemption premium, the following provisions will apply unless otherwise specified in the applicable prospectus supplement. Upon redemption of such debt securities, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the remaining scheduled payments.

In determining the present values of the remaining scheduled payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate plus the spread specified in the applicable prospectus supplement.

The following terms are relevant to the determination of the redemption price:

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue. In determining this rate, we will assume a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.

“Independent investment banker” means each of the managing underwriters for the offering of the debt securities to be redeemed or their respective successors as may be appointed from time to time by the applicable trustee after consultation with us; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer.

“Comparable treasury price” means (A) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (B) if the applicable trustee obtains fewer than three reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by the applicable trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the applicable trustee by such reference treasury dealer by 3:30 p.m. on the third business day preceding such redemption date.

“Reference treasury dealer” means each of the managing underwriters for the offering of the debt securities to be redeemed or their respective successors and any other primary treasury dealer selected by the applicable trustee after consultation with us.

“Remaining scheduled payments” means, with respect to any debt security to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

Repayment At Option Of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay the debt security on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal 100% of the principal amount of the debt security, together with accrued interest to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:

•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of debt security duly completed; or

•	a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $5,000 each or integral multiples of $1,000 in excess thereof.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture that relate specifically to bearer debt securities.

Original Issue Discount

Debt securities may be issued under the indentures as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. (Section 101) See “—Interest and Principal Payments—Discount Debt Securities” and “Certain U.S. Federal Income Tax Considerations” for the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Covenants Contained in Indentures

Except as otherwise set forth in the next sentence, the senior indenture:

•	prohibits us and our subsidiaries from selling, pledging, assigning or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of any Principal Subsidiary Bank or of any subsidiary owning, directly or indirectly, any capital stock of a Principal Subsidiary Bank; and

•	prohibits any Principal Subsidiary Bank from issuing any shares of its capital stock or securities convertible into its capital stock.

This restriction does not apply to:

•	sales, pledges, assignments or other dispositions or issuances of directors’ qualifying shares;

•	sales, pledges, assignments or other dispositions or issuances, so long as, after giving effect to the disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into capital stock, we would own directly or through one or more of our subsidiaries not less than 80% of the shares of each class of capital stock of the applicable Principal Subsidiary Bank;

•	sales, pledges, assignments or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or

•	sales of capital stock by any Principal Subsidiary Bank to its stockholders so long as before the sale we own directly or indirectly shares of the same class and the sale does not reduce the percentage of the shares of that class of capital stock owned by us. (Section 1005 of the senior indenture)

When we use the term “subsidiary” in this section, we mean any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or through one or more of our other subsidiaries. Voting stock is stock that is entitled in the ordinary course to vote for the election of a majority of the directors of a corporation and does not include stock that is entitled to so vote only as a result of the happening of certain events.

When we use the term “Principal Subsidiary Bank” above, we mean any commercial bank or trust company organized in the United States under Federal or state law of which we own at least a majority of the shares of voting stock directly or through one or more of our subsidiaries if such commercial bank or trust company has total assets, as set forth in its most recent statement of condition, equal to more than 10% of our total consolidated assets, as set forth in our most recent financial statements filed with the SEC under the Exchange Act. (Section 101 of the senior indenture) As of the date hereof, our only Principal Subsidiary Bank is Wells Fargo Bank, National Association.

The subordinated indenture does not contain the restriction described above.

Neither of the indentures contains restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock.

The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of the debt securities.

Consolidation, Merger or Sale

Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	a reduction in the requirements contained in the applicable indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option;

•	in the case of subordinated debt securities convertible into common stock, a limitation of any right to convert the subordinated debt securities; and

•	a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. The senior indenture provides that compliance with the covenant relating to

Principal Subsidiary Banks described above under “—Covenants Contained in Indentures” can be waived in this manner. (Section 1008 of the senior indenture, Section 1005 of the subordinated indenture)

In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture with respect to any series of senior debt securities, means any of the following:

•	failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any senior debt security of that series when due;

•	failure to deposit any sinking fund payment on senior debt securities of that series when due;

•	failure to perform any of the covenants regarding capital stock of Principal Subsidiary Banks described above under “—Covenants Contained in Indentures”;

•	failure to perform any other covenant in the senior indenture that applies to senior debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the senior debt securities of that series when that series is created. (Section 501 of the senior indenture)

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the subordinated indenture with respect to any series of subordinated debt securities, means any of the following:

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the subordinated debt securities of that series when that series is created. (Section 501 of the subordinated indenture)

If an event of default for any series of debt securities occurs and continues, the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513) Unless we state otherwise in the applicable prospectus supplement, the holders of subordinated debt securities will not have the right to accelerate the payment of principal of the subordinated debt securities as a result of our failure to perform any covenant or agreement contained in the subordinated debt securities or the subordinated indenture.

The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an event of default occurs and continues.

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the applicable indenture. (Section 1007 of the senior indenture, Section 1004 of the subordinated indenture). The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any senior debt security will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt security will have, subject to the subordination provisions discussed below under “—Subordination,” the absolute right to receive payment of principal of and any premium and interest on the subordinated debt security when due in accordance with the subordinated indenture and to institute suit to enforce the payment. (Section 508)

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

•	we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

•	we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

•	the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with the following restrictive covenants contained in the applicable indenture:

•	Restrictions Upon Sale or Issuance of Capital Stock of Certain Subsidiary Banks (Section 1005 of the senior indenture) discussed above under “—Covenants Contained in Indentures”; and

•	any other covenant we designate when we establish the series of debt securities.

In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

If we exercise our option not to comply with the covenants listed above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

Subordination

The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the subordinated debt securities. Our junior subordinated debt securities, and guarantees in respect of trust preferred securities related to those debt securities, rank and will rank junior to the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan or reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1801 of the subordinated indenture)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1801 of the subordinated indenture)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

We may modify or amend the subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the applicable indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

If we specify that we will pay additional amounts in the applicable prospectus supplement, we will, subject to the exemptions and limitations set forth below, pay additional amounts on the debt securities with respect to any beneficial owner of the debt securities that is a Non-U.S. Holder to ensure that each net payment to that Non-U.S. Holder on debt securities that it beneficially owns will not be less, due to the payment of United States withholding tax, than the amount then otherwise due and payable. In no event will we be obligated to pay additional amounts that exceed the amount required to do so. For this purpose, a “net payment” on a debt security means a payment by us, or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States. If paid, these additional amounts will constitute additional interest on the debt securities. See “Certain U.S. Federal Income Tax Considerations” for the definition of “Non-U.S. Holder.” “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Even if we specify that we will pay additional amounts in the applicable prospectus supplement, we will not be required to pay additional amounts to a Non-U.S. Holder in any of the circumstances described in items (1) through (14) below.

(1) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been a (as each term is defined in the Code):

•	personal holding company;

•	foreign personal holding company;

•	foreign private foundation or other foreign exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated taxable income to avoid U.S. federal income tax.

(4) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank that has invested in the debt securities as an extension of credit in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional amounts will not be payable to any beneficial owner of a note that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements.

(8) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on the debt securities by us or the paying agent.

(9) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, withholding, deduction or other governmental charge.

(12) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal, premium, if any, or interest on the debt securities if that payment can be made without such withholding by any other paying agent.

(13) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See “EU Directive on the Taxation of Savings Income” below.

(14) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any combination of items (1) through (13) above.

Unless the applicable prospectus supplement modifies the provisions set forth above under “—Payment of Additional Amounts,” we will not be required to make any payment of any tax,

assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government other than as specifically provided herein.

Unless otherwise provided in the applicable prospectus supplement, the obligation to pay additional amounts will allow for the redemption by us of the debt securities. See “—Tax Redemption.”

Tax Redemption

Unless otherwise specified in the applicable prospectus supplement, at our option, we may redeem the debt securities, in whole, but not in part, in the event we become or will become obligated to pay any additional amounts as described in “— Payment of Additional Amounts.” The redemption price shall be 100% of the principal amount of the redeemed debt securities, plus any accrued but unpaid interest on the redeemed debt securities to the redemption date. Notice of any redemption will be mailed at least 30 days before the redemption date to each holder of debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully-registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. We will refer to Citibank and JPMorgan Chase Bank in these capacities as the “U.S. Depositaries.” Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $5,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that that global security will be exchangeable for definitive securities in registered form and notify the applicable trustee of our decision; or

•	an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary,

Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

The Trustees

From time to time, Wells Fargo and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the senior trustee and the subordinated trustee in the ordinary course of business.

Notices

Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock and preference stock that may be offered by this prospectus. Unless we specifically note otherwise, we will generally refer to our preferred stock and preference stock collectively in this prospectus as “preferred stock.” The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

We have summarized the material terms and provisions of the preferred stock in this section. We have also filed our restated certificate of incorporation, as amended, and the form of certificate of designations of powers, preferences and rights of preferred stock, which we will refer to as the “certificate of designation”, as exhibits to the registration statement of which this prospectus is a part. You should read our restated certificate of incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

Pursuant to our restated certificate of incorporation, as amended, our board of directors has the authority, without further stockholder action, to issue a maximum of 24,000,000 shares of preferred stock, consisting of a maximum of 20,000,000 shares of preferred stock and a maximum of 4,000,000 shares of preference stock, including shares issued or reserved for issuance. As of March 31, 2006 we had 634,426 issued and outstanding shares of preferred stock. As of March 31, 2006, there were no shares of preference stock outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the number of shares and designation or title of the shares;

•	dividend rights;

•	whether and upon what terms the shares will be redeemable;

•	the rights of the holders upon our dissolution or upon the distribution of our assets;

•	whether and upon what terms the shares will have a purchase, retirement or sinking fund;

•	whether and upon what terms the shares will be convertible;

•	the voting rights, if any, which will apply; provided, however, that holders of preference stock will not be entitled to more than 1 vote per share; and

•	any other preferences, rights, limitations or restrictions of the series.

If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock or preference stock, as the case may be. Those shares will not be part of any particular series of preferred stock and may be reissued by us.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

Under regulations of the Federal Reserve Board, our preferred stock is a voting security at all times for purposes of the Bank Holding Company Act because the holders of our preferred stock are entitled to vote for the election of directors if we do not pay preferred stock dividends. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a “controlling influence” over us, would be regulated as a bank holding company under the Bank Holding Company Act. In addition, an existing bank holding company would need to obtain the Federal Reserve Board’s approval before acquiring 5% or more of any class of our voting securities. Separately, under the Change in Bank Control Act of 1978, any “person,” including an individual or company other than a bank holding company, may need to obtain the Federal Reserve Board’s approval before acquiring 10% or more of any class of our voting securities. All series of our preferred stock are considered a single “class of voting shares” under the Bank Holding Company Act because they generally vote together on all matters as described below under “—Voting Rights.”

The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

•	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares” below; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank equally in all respects with the outstanding shares of preferred stock and each other series of preferred stock offered under this prospectus;

•	the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities; and

•	Wells Fargo Bank, N.A. will be the transfer agent and registrar for the preferred stock and any depositary shares.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends, if declared by our board of directors or its duly authorized committee, out of our assets that we can legally use to pay dividends. The applicable prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

We are incorporated in Delaware, and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

The applicable prospectus supplement will also state whether the dividends on any series of the preferred stock are cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board declares a dividend on that series payable in the future.

Our board will not declare and pay a dividend on any of our stock ranking, as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid, or declared and sufficient money is set aside for payment. Until full dividends are paid, or declared and payment is set aside, on all preferred stock ranking equal as to dividends, then:

•	we will declare any dividends pro rata among the shares of preferred stock of each series offered under this prospectus and any other series of preferred stock ranking equal to such series of preferred stock offered under this prospectus as to dividends, which means that the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

•	other than the above-described pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation; and

•	we will not redeem, purchase or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation.

We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.

Redemption

Subject to receipt of prior approval by the Board of Governors of the Federal Reserve System, if required, we may redeem all or part of a series of the preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future.

If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and the proceeds from the issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.

Even though the terms of a series of preferred stock may permit redemption of all or a part of the preferred stock, if any dividends, including accumulated dividends, on that series are past due:

•	we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

•	we will not purchase or otherwise acquire any preferred stock of that series.

The prohibition discussed in the prior sentence will not prohibit us from purchasing or acquiring preferred stock of that series under a purchase or exchange offer if we make the offer on the same terms to all holders of that series.

Unless the applicable prospectus supplement specifies otherwise, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption, unless we issue depositary shares representing interests in shares of preferred stock, in which case we will send a notice to the depositary between 40 to 70 days prior to the date fixed for redemption. We will mail the notices to the holders’ addresses as they appear on our stock records. Each notice will state:

•	the redemption date;

•	the number of shares and the series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date when the holders’ conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify the number of shares to be redeemed from the holder in the notice.

If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

•	the dividends on the preferred stock called for redemption will no longer accrue;

•	those shares will no longer be considered outstanding; and

•	the holders will no longer have any rights as stockholders except to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

If a redemption described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.

Conversion or Exchange

The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock or exchangeable for debt securities.

Rights Upon Liquidation

Unless the applicable prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of the preferred stock offered under this prospectus and any preferred stock ranking equal to the preferred stock offered under this prospectus will be entitled to receive:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends, whether or not earned or declared.

We will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with such series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to stockholders before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.

The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.

We will make pro rata distributions to the holders of a series of preferred stock and any other shares of our stock ranking equal to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if

•	we voluntarily or involuntarily liquidate, dissolve or wind up our business, and

•	we do not have enough assets available for distribution to the holders of such series of preferred stock and any other shares of our stock ranking equal with such series as to any such distribution to pay all amounts to which the holders are entitled.

This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts for which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.

After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.

Voting Rights

Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of preferred stock will have one vote; provided, however, that under no circumstances will the holders of preference stock have more than one vote per share. As more fully described under “Description of Depositary Shares” below, if we issue depositary shares representing fractional interests in a share of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote.

For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

Unless the applicable prospectus supplement states otherwise, if we have not paid dividends on any series of preferred stock offered under this prospectus for more than 540 days, the holders of that series, together with the holders of outstanding shares of all other series of preferred stock ranking equally to that series as to distribution upon liquidation and having similar voting rights which are then exercisable, will be entitled to vote for the election of two additional directors at the next annual meeting of our stockholders. If the holders of a series of preferred stock are entitled to elect two additional directors, then each share of preferred stock will have one vote. In such case, the size of our board of directors will increase by two directors. After we pay the full amount of dividends to which the holders of the series of preferred stock are entitled, those holders will no longer have a vote for the election of two additional directors.

Unless we receive the consent of the holders of an outstanding series of preferred stock and the outstanding shares of all other series of preferred stock which

•	rank equal with that series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business, and

•	have voting rights that are exercisable and that are similar to those of that series, we will not:

•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that outstanding preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

•	amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our restated certificate of incorporation, as amended, or of the resolutions contained in a certificate of designation creating that series of the preferred stock in a way that materially and adversely affects any right, preference, privilege or voting power of that outstanding preferred stock.

This consent must be given by the holders of at least two-thirds of all outstanding preferred stock described in the preceding sentence, voting together as a single class. However, we will not be required to obtain this consent with respect to any amendment, alteration or repeal affecting the rights, preferences, privileges or voting powers of preferred stock of the type described above, if we only:

•	increase the amount of the authorized preferred stock;

•	create and issue another series of preferred stock; or

•	increase the amount of authorized shares of any series of preferred stock;

so long as that preferred stock in each case ranks equal with or junior to the shares of preferred stock offered under this prospectus with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

The holders of our 1997 ESOP preferred stock, 1998 ESOP preferred stock, 1999 ESOP preferred stock, 2000 ESOP preferred stock, 2001 ESOP preferred stock, 2002 ESOP preferred stock, 2003 ESOP Preferred Stock, 2004 ESOP Preferred Stock, 2005 ESOP Preferred Stock and 2006 ESOP Preferred Stock described below under “—Outstanding Preferred Stock” have voting rights similar to those described in this section.

Outstanding Preferred Stock

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock offered by this prospectus will rank equally in all respects with our outstanding preferred stock. Our common stock, including the common stock that may be issued upon conversion of preferred stock or in exchange for, or upon conversion of, debt securities or upon exercise of securities warrants, will be subject to any prior rights of the preferred stock then outstanding. Therefore, the rights of the outstanding preferred stock described below and any preferred stock that may be issued after the date hereof, may limit the rights of the holders of the common stock. At March 31, 2006, we had outstanding:

•	136 shares of 1997 ESOP cumulative convertible preferred stock, which we refer to as our “1997 ESOP preferred stock;”

•	1,953 shares of 1998 ESOP cumulative convertible preferred stock, which we refer to as our “1998 ESOP preferred stock;”

•	6,368 shares of 1999 ESOP cumulative convertible preferred stock, which we refer to as our “1999 ESOP preferred stock;”

•	19,282 shares of 2000 ESOP cumulative convertible preferred stock, which we refer to as our “2000 ESOP preferred stock;”

•	28,263 shares of 2001 ESOP cumulative convertible preferred stock, which we refer to as our “2001 ESOP preferred stock;”

•	39,754 shares of 2002 ESOP cumulative convertible preferred stock, which we refer to as our “2002 ESOP preferred stock;”

•	52,643 shares of 2003 ESOP cumulative convertible preferred stock, which we refer to as our “2003 ESOP preferred stock;”

•	74,880 shares of 2004 ESOP cumulative convertible preferred stock, which we refer to as our “2004 ESOP preferred stock;”

•	95,184 shares of 2005 ESOP cumulative convertible preferred stock, which we refer to as our “2005 ESOP preferred stock;” and

•	315,963 shares of 2006 ESOP cumulative convertible preferred stock, which we refer to as our “2006 ESOP preferred stock.”

1997 ESOP Preferred Stock. The 1997 ESOP preferred stock has a stated value of $1,000.00 per share. The 1997 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $95.00, $100.00 or $105.00 based on the Current Market Price, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1997 ESOP preferred stock are held of record by a trustee acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to that plan, which we refer to as the “Plan.” The 1997 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1997 ESOP preferred stock, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, on the date fixed for redemption.

The 1997 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, when:

•	the 1997 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1997 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1997 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1997 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1997 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1997 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1997 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1997 ESOP preferred stock.

1998 ESOP Preferred Stock. The 1998 ESOP preferred stock has a stated value of $1,000.00 per share. The 1998 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $107.50, $112.50 or $117.50 based on the Current Market Price, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1998 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1998 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1998 ESOP preferred stock, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, on the date fixed for redemption.

The 1998 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, when:

•	the 1998 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1998 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1998 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1998 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1998 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1998 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1998 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1998 ESOP preferred stock.

1999 ESOP Preferred Stock. The 1999 ESOP preferred stock has a stated value of $1,000.00 per share. The 1999 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $103.00, $108.00 or $113.00 based on the Current Market Price, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1999 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1999 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1999 ESOP preferred stock, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, on the date fixed for redemption.

The 1999 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, when:

•	the 1999 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1999 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1999 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1999 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1999 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1999 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1999 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1999 ESOP preferred stock.

2000 ESOP Preferred Stock. The 2000 ESOP preferred stock has a stated value of $1,000.00 per share. The 2000 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $115.00, $120.00 or $125.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2000 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2000 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2000 ESOP preferred stock, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, on the date fixed for redemption.

The 2000 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, when:

•	the 2000 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2000 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2000 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2000 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2000 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2000 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2000 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2000 ESOP preferred stock.

2001 ESOP Preferred Stock. The 2001 ESOP preferred stock has a stated value of $1,000.00 per share. The 2001 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2001 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2001 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2001 ESOP preferred stock, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, on the date fixed for redemption.

The 2001 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, when:

•	the 2001 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2001 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2001 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2001 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2001 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2001 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2001 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2001 ESOP preferred stock.

2002 ESOP Preferred Stock. The 2002 ESOP preferred stock has a stated value of $1,000.00 per share. The 2002 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2002 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2002 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2002 ESOP preferred stock, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, on the date fixed for redemption.

The 2002 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, when:

•	the 2002 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2002 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2002 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2002 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2002 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2002 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2002 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2002 ESOP preferred stock.

2003 ESOP Preferred Stock. The 2003 ESOP preferred stock has a stated value of $1,000.00 per share. The 2003 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $85.00, $90.00 or $95.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2003 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2003 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2003 ESOP preferred stock, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, on the date fixed for redemption.

The 2003 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, when:

•	the 2003 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2003 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2003 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2003 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2003 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2003 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2003 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2003 ESOP preferred stock.

2004 ESOP Preferred Stock. The 2004 ESOP preferred stock has a stated value of $1,000.00 per share. The 2004 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $85.00, $90.00 or $95.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2004 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2004 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2004 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2004 ESOP preferred stock, as that term is used in the certificate of designations for the 2004 ESOP preferred stock, on the date fixed for redemption.

The 2004 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2004 ESOP preferred stock, when:

•	the 2004 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2004 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2004 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2004 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2004 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2004 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2004 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2004 ESOP preferred stock.

2005 ESOP Preferred Stock. The 2005 ESOP preferred stock has a stated value of $1,000.00 per share. The 2005 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $97.50, $102.50 or $107.50 based on the Current Market Price, as that term is used in the certificate of designations for the 2005 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2005 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2005 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2005 ESOP preferred stock, as that term is used in the certificate of designations for the 2005 ESOP preferred stock, on the date fixed for redemption.

The 2005 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2005 ESOP preferred stock, when:

•	the 2005 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2005 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2005 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2005 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2005 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2005 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2005 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2005 ESOP preferred stock.

2006 ESOP Preferred Stock. The 2006 ESOP preferred stock has a stated value of $1,000.00 per share. The 2006 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $107.50, $112.50 or $117.50 based on the Current Market Price, as that term is used in the certificate of designations for the 2006 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2006 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2006 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2006 ESOP preferred stock, as that term is used in the certificate of designations for the 2006 ESOP preferred stock, on the date fixed for redemption.

The 2006 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2006 ESOP preferred stock, when:

•	the 2006 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2006 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2006 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2006 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2006 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2006 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2006 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2006 ESOP preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this section as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.

Taxation

Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

•	the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement in connection with the conversion, exchange or exercise of debt securities, preferred stock, depositary shares or securities warrants and any general terms outlined in this section that will not apply to that common stock.

We have summarized the material terms and provisions of the common stock in this section. We have also filed our restated certificate of incorporation, as amended, and our bylaws, as amended and restated, as exhibits to the registration statement of which this prospectus is a part. You should read our restated certificate of incorporation, as amended, and our bylaws, as amended and restated, for additional information before you buy any securities which may be exercised or exchangeable for or converted into common stock.

General

Shares Outstanding. As of March 31, 2006, our authorized common stock was 6,000,000,000 shares. From these authorized shares, we had issued 1,736,381,025 shares, of which 1,678,818,558 shares were outstanding and 57,562,467 shares were held as treasury shares.

Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. Other restrictions on our ability to pay dividends are described below under “—Dividend Restrictions” and above under “Description of Preferred Stock—Outstanding Preferred Stock.”

Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors.

Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any of our remaining assets available for distribution to stockholders after we have provided for payment of all debts and other liabilities, including any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights. This means the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities.

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange and Chicago Stock Exchange under the symbol “WFC.” Wells Fargo Bank, N.A. serves as the transfer agent and registrar for the common stock.

Fully Paid. The outstanding shares of common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Restrictions on Payment of Dividends

We are incorporated in Delaware and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

Anti-takeover Provisions Contained in the Certificate of Incorporation and Bylaws

Certain provisions of our restated certificate of incorporation, as amended, may make it less likely that our management would be changed or someone would acquire voting control of our company without our board’s consent. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Preferred Stock. Our board of directors can at any time, under our restated certificate of incorporation, as amended, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Nomination Procedures. In addition to our board of directors, stockholders can nominate candidates for election to our board of directors. However, a stockholder must follow the advance notice procedures described in Section 3.11 of our bylaws, as amended and restated. In general, a stockholder must submit a written notice of the nomination to our chief executive officer and our corporate secretary at least 120 days but not more than 150 days prior to the first anniversary of the preceding year’s annual meeting for consideration at an annual meeting or, for consideration at a special meeting, during the 15 days following our public announcement of the date of the special meeting.

Proposal Procedures. Stockholders can propose that business other than nominations to our board of directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our bylaws, as amended and restated. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal to our chief executive officer and our corporate secretary at least 120 days but not more than 150 days prior to the first anniversary of the preceding year’s annual meeting.

Amendment of Bylaws. Under our bylaws, as amended and restated, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Delaware General Corporation Law or in the bylaws, as amended and restated. Under the Delaware General Corporation Law, our stockholders also have the power to change or repeal our bylaws.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms and provisions of the purchase contracts. The prospectus supplement will describe the specific terms of the purchase contracts offered through that prospectus supplement and any general terms outlined in this section that will not apply to those purchase contracts.

We have summarized the material terms and provisions of the purchase contracts in this section. We have also filed the forms of purchase contracts as exhibits to the registration statement of which this prospectus is a part. You should read the applicable purchase contract for additional information before you buy any purchase contracts.

General

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more debt securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with Wells Fargo, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

We refer to the property in the above clauses as “purchase contract property.” In this section, when we refer to a “unit” we mean a unit consisting of purchase contracts and one or more debt securities and not any other combination of securities registered under the registration statement of which this prospectus is a part.

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase Contracts Issued as Part of a Unit

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement. See “—Significant Provisions of the Unit Agreement.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract’s settlement date, except that purchase contracts issued in the United States may not be so separated prior to the 91st day after the issuance of a unit;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•	whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security included in that unit.

Settlement of Purchase Contracts.    Where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance.    To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will grant, sell, convey, assign, transfer and pledge the items in the following sentence, which we refer to as the “pledge,” to the collateral agent for our benefit. The pledge is a security interest in and to, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	any debt securities that are part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items;”

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent.    If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. We or the unit agent may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

General Terms of Units

We will issue the units under one or more unit agreements, each referred to as a “unit agreement,” to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

We have summarized the material terms and provisions of the unit agreement below. We have also filed the form of unit agreement as an exhibit to the registration statement of which this prospectus is a part. You should read the unit agreement for additional information before you buy any units.

The applicable prospectus supplement relating to units consisting of one or more debt securities and purchase contracts will describe:

•	the designation and the terms of the units and of the combination of debt securities and purchase contracts constituting the units, including whether and under what circumstances the debt securities or purchase contracts may be traded separately;

•	any additional terms of the unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities or purchase contracts constituting the units; and

•	any special United States federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” and “Description of Purchase Contracts” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security or purchase contract included in each unit unless otherwise specified in the applicable prospectus supplement.

Significant Provisions of the Unit Agreement

Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit:

•	consents to and agrees to be bound by the terms of the unit agreement;

•	appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest; and

•	irrevocably agrees to be a party to and be bound by the terms of any purchase contract included in the unit in which that owner has an interest.

Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies.    Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

•	in the case of an event of default under the debt securities or the applicable indenture, unless the procedures, including notice to us and the trustee, described in such indenture have been complied with; and

•	in the case of a failure by us to observe or perform any of our obligations under the unit agreement relating to any purchase contracts included in the unit, unless:

•	owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the unit agreement and (b) offered the unit agent reasonable indemnity;

•	the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

•	the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right.

Absence of Protections against All Potential Actions of Wells Fargo.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Wells Fargo or a highly leveraged transaction.

Modification without Consent of Holders.    We and the unit agent may amend the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision;

•	add to our covenants or the covenants of the unit agent;

•	change or eliminate any provisions of the unit agreement so long as no units are outstanding or the change does not affect any unit outstanding; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	impair the right to institute suit for the enforcement of any purchase contract;

•	materially adversely affect the holders’ rights under any purchase contract;

•	reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement relating to those purchase contracts or for the waiver of any defaults under the unit agreement relating to those purchase contracts;

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the first three clauses above); or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the first three clauses above).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification and Waiver.”

Merger, Consolidation, Sale, Lease or Conveyance.    The unit agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the unit agreement; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

Replacement of Unit Certificates or Purchase Contract Certificates.    We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

The unit agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

•	during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by us with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by us; or

•	at any time on or after the date of settlement or redemption for any purchase contract included in the unit evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption.

Unit Agreement Not Qualified under Trust Indenture Act.    The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

Title.    We, the unit agent, the applicable trustee and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.    The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with debt securities, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate securities warrant agreement between us and a bank or trust company, as securities warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

•	the designation and terms of any series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	whether the securities warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

•	the offering price;

•	the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of the series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

•	the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	any special United States federal income tax consequences; and

•	any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock, depositary shares or common stock will be in registered form only.

A holder of securities warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of such securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any securities warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such securities warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

•	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•	delivering the securities warrant certificate representing the securities warrants to the securities warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then- outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them, for a period expiring 45 days after the date fixed for determining the stockholders entitled to receive such rights or warrants, to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants; or

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the offered securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the offered securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a plan should also consider whether an investment in the offered securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to other legal restrictions.

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the offered securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the offered securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

Any purchaser or holder of the offered securities or any interest in the offered securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the offered securities constitutes assets of any plan; or

•	the purchase and holding of the offered securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the offered securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the offered securities and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the offered securities have the exclusive responsibility for ensuring that their purchase and holding of the offered securities does not violate the prohibited transaction rules of ERISA or the Code.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the debt securities, common stock and preferred stock offered by this prospectus. The material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of warrants, purchase contracts and units offered by this prospectus will be provided in the applicable prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities, common stock and preferred stock. This summary addresses only debt securities purchased at initial issuance and shares of common or preferred stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•	persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

In addition, with respect to a particular offering of debt securities or shares of common or preferred stock, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term “holder” in this section, we are referring to a beneficial holder of the debt securities, common stock or preferred stock.

As used herein, a “U.S. Holder” is a beneficial owner of debt securities or shares of common or preferred stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

A “Non-U.S. Holder” is any beneficial owner of a debt security or shares of common or preferred stock, as the case may be, that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or shares of common or preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities or shares of common or preferred stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities or shares of common or preferred stock by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK AND PREFERRED STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK OR PREFERRED STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

Debt Securities

Payments of Interest. Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID.

The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

For OID debt securities having a term of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.

The amount of OID allocable to any accrual period is generally equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. The following rules apply to determine the amount of OID allocable to an accrual period:

•	if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;

•	if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period; and

•	if all accrual periods are of equal length, except for an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method.

Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held by persons other than corporations and other exempt holders.

Short-Term Debt Securities. In the case of debt securities that have a fixed maturity of one year or less (“short-term debt securities”), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity (unless the U.S. Holder elects to compute OID using tax basis instead of issue price). In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income either on a straight-line basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holders that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.

Variable Rate Debt Securities. Treasury regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date or (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap), a minimum stated interest rate (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury regulations also provide that if debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

Contingent Payment Debt Securities. If debt securities provide for variable rates of interest or other contingent payments but fail to qualify as variable rate debt securities under the rules described above, then the debt securities may become subject to the Treasury regulations governing “contingent payment debt instruments” (“contingent payment debt securities”). Under these Treasury regulations, a U.S. Holder of contingent payment debt securities generally would be required to accrue interest income each taxable year based upon a “comparable yield” for a hypothetical fixed rate debt instrument with no contingent payments but with terms and conditions otherwise similar to the contingent payment debt securities, but in any event not less than the applicable Federal rate (based on the overall maturity of the debt securities). We would be required to determine the comparable yield and prepare, solely for U.S. federal income tax purposes, a projected payment schedule that includes all non-contingent payments and estimates of the amount and timing of all contingent payments on the debt securities.

If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments set forth on the projected payment schedule, adjustments will be made for such differences. A net positive adjustment for the amount by which actual contingent payments during the taxable year exceed the projected contingent payments for such taxable year will be treated as additional interest income. A net negative adjustment for the amount by which actual contingent payments during the taxable year are less than the projected contingent payments for such taxable year (i) first, will reduce the amount of interest required to be accrued in the current taxable year, (ii) second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that the total interest inclusions previously accrued in respect of the contingent payment debt securities exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and (iii) third, any excess adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

Upon the sale, retirement or other disposition of contingent payment debt securities, any gain recognized by a U.S. Holder would be treated as ordinary income. Any loss arising in such a disposition would be treated as an ordinary loss to the extent that the holder’s total interest inclusions exceed the total amount of net negative adjustments treated as ordinary loss. The balance of such loss generally would constitute a capital loss.

The U.S. federal income tax treatment of any debt securities that will be treated as contingent payment debt securities subject to these Treasury regulations will be more fully described in the applicable prospectus supplement. The rules regarding contingent payment debt securities are complex. U.S. Holders should carefully examine the applicable prospectus supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Market Discount. If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue at or above the issue price and other than short-term debt securities) for an amount that is less than their stated redemption price at maturity or, in the case of OID debt securities, their revised issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any payments received in respect of the debt securities, other than payments of qualified stated interest, and any gain derived from the sale, retirement or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred to purchase or carry such debt securities.

A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Acquisition Premium. If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.

Amortizable Bond Premium. If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a “premium” for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder’s yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield. Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Election to Treat All Interest as OID. U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. Holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Sale, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis of the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities, contingent payment debt securities and debt securities acquired at a market discount, and except with respect to gain or loss attributable to changes in exchange rates (as discussed below), such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2009), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Foreign Currency Debt Securities. In the case of debt securities denominated in a foreign currency (“foreign currency debt securities”), U.S. Holders will need to calculate and convert income into U.S. dollar values, and may be required to account for gain or loss in respect of exchange rate fluctuations, in accordance with special rules. In general, if an interest payment is made in a foreign currency to a cash-method U.S. Holder, the U.S. Holder will be required to include in gross income the U.S. dollar value of the interest payment, determined by translating the interest payment at the “spot rate” in effect for the foreign currency on the date that payment is received, regardless of whether the payment in fact is converted into U.S. dollars at that time. The U.S. Holder will not recognize any exchange gain or loss with respect to the receipt of the interest payment.

An accrual-method U.S. Holder will be required to include in gross income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating interest at the average rate of exchange for the period or periods during which interest accrued. Upon receipt of an interest payment on the foreign currency debt securities (or the receipt of payment of sale or other disposition proceeds attributable to unpaid interest that was previously accrued into gross income), such a U.S. Holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of the payment, determined by translating the foreign currency received at the spot rate in effect of such foreign currency on the date received, and the U.S. dollar value of the interest income that the U.S. Holder has previously included in gross income with respect to the payment. Any exchange gain or loss generally will be treated as ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

For purposes of translating interest accruals under the foregoing rules, the average rate of exchange for an interest accrual period generally is the simple average of the exchange rates in effect for each business day of the application period (or another average that is reasonably derived and consistently applied by the U.S. Holder). A U.S. Holder may elect, however, to translate interest accruals at the spot rate in effect on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year), or on the date that the interest payment is received if that date is within five business days of the end of the accrual period. The election would apply to all foreign currency debt securities held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

The amount of OID on foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. Holder using the accrual method of accounting for U.S. federal income tax purposes, as described above. Likewise, a U.S. Holder will recognize exchange gain or loss when payments attributable to the OID are made to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of the payment (determined by translating any foreign currency received at the spot rate for the foreign currency on the date of payment). For this purpose, all receipts on foreign currency debt securities will be viewed (i) first, as the receipt of any periodic interest payments provided under the terms of the foreign currency debt securities, (ii) second, as the receipt of previously accrued OID (to the extent of such such OID), with payments considered made beginning with the earliest accrual periods, and (iii) thereafter, as the receipt of principal.

If a U.S. Holder purchases foreign currency debt securities with previously-owned foreign currency, then the initial tax basis of the foreign currency debt securities will be the U.S. dollar value of the foreign currency paid, determined at the time of purchase. In the case of foreign currency debt securities that are traded on an established securities market, a cash-method U.S. Holder (or an accrual-method U.S. Holder that so elects) will determine the U.S. dollar value of the cost of the foreign currency debt securities by translating the amount paid at the spot rate in effect on the settlement date of the purchase. A U.S. Holder who purchases foreign currency debt securities with previously owned foreign currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between the U.S. Holder’s adjusted tax basis in the foreign currency and the fair market value of the foreign currency debt securities, in U.S. dollars, on the date of purchase. The exchange gain or loss will be ordinary income or loss.

When determining the amount of any gain or loss recognized by a U.S. Holder on the sale, retirement or other taxable disposition of foreign currency debt securities, the amount realized will be the U.S. dollar value of the amount realized in the foreign currency (other than amounts attributable to accrued but unpaid interest, which generally will be treated as a payment of interest), determined at the time of the sale, retirement or other taxable disposition and in accordance with the U.S. Holder’s applicable method of accounting for U.S. federal income tax purposes. In the case of foreign currency debt securities that are denominated in a foreign currency and traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the amount realized by translating at the spot rate in effect on the settlement date of the sale. A U.S. Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and disposition of foreign currency debt securities. Such gain or loss generally will be treated as ordinary income or loss from U.S. sources. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the sale, retirement or other taxable disposition of the foreign currency debt securities.

A U.S. Holder’s tax basis in foreign currency received as interest on foreign currency debt securities will be the U.S. dollar value of the interest payment at the spot rate in effect on the date that the foreign currency is received. The tax basis in foreign currency received on the sale, retirement or other taxable disposition of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, retirement or other taxable disposition in the manner described above. Any gain or loss recognized by a U.S. Holder on a taxable disposition of the foreign currency will be ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

Special rules apply to foreign currency debt securities that are denominated in one of certain hyperinflationary currencies, denominated in multiple currencies, and contingent payment debt securities denominated in a foreign currency. Prospective investors should carefully examine the applicable prospectus supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Reportable Transactions. Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction are required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the debt securities. Whether an investment in the debt securities constitutes a “reportable transaction” for any investor depends on that investor’s particular circumstances. The regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The regulations specifically provide that a loss resulting from a “Section 988 transaction” (which includes a transaction payable in a foreign currency) will constitute a Section 165 loss. Therefore, losses realized with respect to foreign currency debt securities may constitute a Section 988 transaction, and a holder of such debt securities that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. U.S. Holders should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in foreign currency debt securities and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to an offering of such debt securities, they would be required to comply with these requirements.

Common Stock and Preferred Stock

Distributions. A distribution paid by us in respect of common or preferred stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common or preferred stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common or preferred stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common or preferred stock, such distributions generally will be taxable as capital gain realized in respect of the common or preferred stock.

Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2009), dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common or preferred stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common or preferred stock to qualify as dividends for U.S. federal income tax purposes.

U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in the common or preferred stock could be characterized as “extraordinary dividends” (as defined in Section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common or preferred stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common or preferred stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common or preferred stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced 15% tax rate on qualified dividend income, as described above. Prospective investors in common or preferred stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common or preferred stock.

Sale or Other Taxable Dispositions of Common or Preferred Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common or preferred stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common or preferred stock at the time of the disposition. Any such capital gain will be long-term capital gain if the common or preferred stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2009), certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.

Redemptions of Common Stock or Preferred Stock. A redemption of shares of common or preferred stock generally will be treated under Section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the common or preferred stock that is redeemed. If a redemption of shares of common or preferred stock is treated as a sale or exchange, the redemption will be taxable as described under “—Sale or Other Taxable Dispositions of Common or Preferred Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under “—Distributions.”

A redemption will be treated as a sale or exchange if it (i) results in a complete termination of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common or preferred stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of common and preferred stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption, or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common or preferred stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

If a redemption of shares of common or preferred stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of common or preferred stock generally will be transferred to any remaining shares of common or preferred stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any of other shares of common or preferred stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common or preferred stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.

Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common or preferred stock in their particular circumstances.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the applicable prospectus supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

U.S. Federal Income Taxation of Non-U.S. Holders

Debt Securities

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a) payments of principal, interest (including OID, if any) and premium on the debt securities by us or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

•	the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below; and

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or other sucessor form with the paying agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of it trade or business, such financial institution files with the paying agent a statement that it has received the IRS Form W-8EBN or other successor form from the beneficial owner and furnishes the paying agent with a copy. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding additional reporting possible requirements.

If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as U.S. Holder. See “—U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the paying agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Common Stock and Preferred Stock

Distributions. Except as described below, dividends paid to a Non-U.S. Holder in respect of common or preferred stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, IRS Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (for example, IRS Form W-8ECI or applicable successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.

Sale or Other Taxable Disposition of Common or Preferred Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common or preferred stock unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time during the five year period (or shorter period in some situations) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Gain from the disposition of shares by a Non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected gain from the disposition of shares, subject to certain adjustments. As discussed above under “—U.S. Federal Income Taxation of U.S. Holders—Common Stock and Preferred Stock—Redemptions of Common Stock or Preferred Stock,” the proceeds received from a redemption of shares of common or preferred stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “—Distributions” would be applicable.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the applicable prospectus supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Backup Withholding and Information Reporting

U.S. Holders. In general, a U.S. Holder (other than corporations and other exempt holders) will be subject to information reporting requirements with respect to (i) payments of principal, premium, and interest (including OID) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of the debt securities, and (ii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common or preferred stock. In addition, such a U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders. In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities, and dividends on the common or preferred stock, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities or shares of common or preferred stock provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities or shares of common or preferred stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

On July 1, 2005, a new EU Directive regarding the taxation of savings income became effective. The Directive requires a Member State to provide to the tax authorities of another Member State details of payments of interest or other similar income payments made by a person within its jurisdiction for the immediate benefit of an individual or to certain non-corporate entities resident in that other Member State (or for certain payments secured for their benefit). However, Austria, Belgium, and Luxembourg have opted out of the reporting requirements and are instead applying a special withholding tax for a transitional period in relation to such payments of interest, deducting tax at rates increasing over time to 35%. This transitional period began on July 1, 2005 and will terminate at the end of the first fiscal year following agreement by certain non-EU countries regarding the exchange of information relating to those payments.

Beginning on July 1, 2005, a number of non-EU countries and certain dependent or associated territories of Member States have adopted similar measures (either provision of information or transitional withholding) in relation to payments of interest or other similar income payments made by a person in that jurisdiction for the immediate benefit of an individual or to certain non-corporate entities in any Member State. The Member States have entered into reciprocal provision of information or transitional special withholding tax arrangements with certain of those dependent or associated territories. These apply in the same way to payments by persons in any Member State to individuals or certain non-corporate residents in those territories.

No additional amounts will be payable with respect to any of our securities if a payment on a security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the Directive in their particular circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. for sales of securities pursuant to this prospectus, together with the reimbursement of any counsel fees by us, will not exceed 8.00%.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

One or more of our indirectly, wholly-owned subsidiaries, Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC or H.D. Vest Investment Services, Inc., may help place some of the securities offered under this prospectus. If this occurs, the placement will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. The underwriters, agents and dealers participating in the sale of securities offered by this prospectus will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC and H.D. Vest Investment Services, Inc., in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in any of the offered securities and each may discontinue any market-making activities at any time without notice, at its sole discretion.

We may have agreements with the underwriters, dealers and agents, including our subsidiaries mentioned above, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Each underwriter will represent and agree, with respect to our securities offered and sold by it, that:

•	it and each of its affiliates has not offered or sold, and will not offer or sell, any of such securities to persons in the United Kingdom in circumstances which have resulted in or will result in such securities being or becoming the subject of an offer of transferable securities to the public as defined in Section 102B of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”);

•	it and each of its affiliates has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to such securities in, from or otherwise involving the United Kingdom; and

•	it and each of its affiliates has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such securities in circumstances in which Section 21(1) of the FSMA does not apply to us.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will represent and agree, with respect to our securities offered and sold by it, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of such securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which meets two or more of the following criteria: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, in each case as determined in accordance with the Prospectus Directive and as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of such securities to the public” in relation to any such securities in any Relevant Member State means the communication in any form and by any means, presenting sufficient information on the terms of the offer and such securities to be offered, so as to enable an investor to decide to purchase or subscribe to such securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in the applicable Relevant Member State.

Each underwriter will agree that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers our securities or possesses or distributes this prospectus or the accompanying prospectus supplement or any other offering material and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of such securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. We will not have any responsibility for an underwriter’s compliance with applicable securities laws.

Purchasers of our securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in the applicable prospectus supplement.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL OPINIONS

Mary E. Schaffner, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Ms. Schaffner owns, or has the right to acquire a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Schaffner may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law.

EXPERTS

The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

WELLS FARGO & COMPANY

Junior Subordinated Debt Securities

420 Montgomery Street

San Francisco, California 94163

(800) 411-4932

WELLS FARGO CAPITAL X

WELLS FARGO CAPITAL XI

WELLS FARGO CAPITAL XII

WELLS FARGO CAPITAL XIII

Trust Preferred Securities

Fully and Unconditionally

Guaranteed by Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth Street & Marquette Avenue

Minneapolis, Minnesota 55479

(612) 667-2085

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Wells Fargo & Company. These securities are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated June 19, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo & Company and Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII, or the “trusts,” filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The trusts may sell trust preferred securities representing undivided beneficial interests in the trusts to the public and common securities representing undivided beneficial interests in the trusts to us in one or more offerings.

This prospectus provides you with a general description of the trust preferred securities that a trust may issue and debt securities and trust preferred securities guarantees that we may issue. Each time we or a trust sell securities, we and the trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus under the headings “Wells Fargo & Company” and “Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends,” we mean Wells Fargo & Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the trusts and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2423.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the later of (i) the time that we and/or a trust sell all the securities offered by this prospectus and (ii) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2005, including information specifically incorporated by reference into our Form 10-K from our 2005 Annual Report to Stockholders and our definitive Proxy Statement for our 2006 Annual Meeting of Stockholders;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Current Reports on Form 8-K filed January 17, 2006, January 30, 2006, February 7, 2006, March 6, 2006, March 21, 2006, March 23, 2006, April 18, 2006, May 1, 2006 and May 17, 2006; and

•	the description of Wells Fargo’s common stock contained in Exhibit 99(e) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Laurel A. Holschuh

Corporate Secretary

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Phone: (612) 667-8655

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You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor the trusts, nor any underwriters or agents, have authorized anyone else to provide you with different information. Wells Fargo and the trusts may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. Wells Fargo and the trusts are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

WELLS FARGO & COMPANY

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

We are a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

THE TRUSTS

Each trust is a statutory business trust formed under Delaware law pursuant to a declaration of trust and trust agreement, signed by Wells Fargo, as depositor of the trust, and the property trustee, the Delaware trustee and the administrative trustees, each as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The declaration of trust and trust agreement of the applicable trust will be amended and restated in its entirety before the issuance of trust preferred securities by such trust. We will refer to such declaration of trust and trust agreement, as so amended and restated, as the “trust agreement.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

Each trust exists for the exclusive purposes of:

•	issuing the trust preferred securities and common securities, or the “trust securities”, representing undivided beneficial interests in the assets of such trust;

•	investing the gross proceeds of the trust preferred securities and the common securities in junior subordinated debt securities; and

•	engaging in only those activities convenient, necessary or incidental thereto.

All of the common securities of the trusts will be directly or indirectly owned by us. The common securities of a trust rank equally with the trust preferred securities of such trust and a trust will make payment on its trust securities pro rata, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least three percent of the total capital of such trust.

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Each trust’s business and affairs will be conducted by its trustees, each appointed by Wells Fargo as depositor of such trust. The trustees will be Wilmington Trust Company, which is referred to as the “Delaware trustee”, two individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with Wells Fargo, and a “property trustee”, who will be named in the applicable prospectus supplement. The property trustee will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantees. See “Description of Guarantees.”

Unless an event of default under the junior subordinated indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The holders of a majority in liquidation amount of trust preferred securities of such trust will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have such right.

The trusts are “finance subsidiaries” of Wells Fargo within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended. As a result, no separate financial statements of the trusts are included in the registration statement that contains this prospectus, and we do not expect that the trusts will be filing reports with the SEC under the Exchange Act.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be terminated earlier as provided in the applicable trust agreement.

Wells Fargo will pay all fees and expenses related to the trusts and the offering of trust securities.

The principal executive office of each trust is c/o Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (612) 667-2085.

USE OF PROCEEDS

Each trust will use the proceeds from the sale of its trust preferred securities and its common securities to acquire junior subordinated debt securities from Wells Fargo. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the junior subordinated debt securities will be added to our general funds and will be available for general corporate purposes, including:

•	investments in or advances to our existing or future subsidiaries;

•	repayment of obligations that have matured; and

•	reducing our outstanding commercial paper and other debt.

Until the net proceeds have been used, they will be invested in short-term securities.

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RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

	Fiscal Year Ended December 31,					Quarter Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
Ratio of Earnings to Fixed Charges:

Excluding interest on deposits	2.63	4.96	5.76	5.92	4.03	4.61	3.47
Including interest on deposits	1.79	3.13	3.63	3.68	2.51	2.91	2.12

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:

Excluding interest on deposits	2.62	4.95	5.74	5.92	4.03	4.61	3.47
Including interest on deposits	1.79	3.13	3.62	3.68	2.51	2.91	2.12

•	The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes and effects of changes in accounting principles)

                              + (fixed charges) - (capitalized interest)

(fixed charges)

•	The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

(income before income taxes and effects of changes in accounting principles)

                              + (fixed charges) - (capitalized interest)

(fixed charges) + (pretax earnings required to cover preferred stock dividends)

•	Pretax earnings required to cover preferred stock dividends are calculated as follows:

        preferred stock dividends

1 - (our effective income tax rate)

•	Fixed charges, excluding interest on deposits, consist of

•	interest on short-term borrowings and long-term debt,

•	amortization of debt expense,

•	capitalized interest, and

•	one-third of net rental expense, which we believe is representative of the interest factor.

•	Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

*	The ratios for 2002 exclude a transitional goodwill impairment charge accounted for as a cumulative effect of change in accounting principle.

We have included these computations in compliance with SEC regulations. However, we believe that the fixed charge ratios are not meaningful measures for our business due to two factors. First, even if our net income did not change, our ratios would decline if the proportion of our income that is tax-exempt increased. Conversely, our ratios would increase if the proportion of our income that is tax-exempt decreased. Second, even if our net income did not change, our ratios would decline if our interest income and interest expense increased by the same amount due to an increase in the level of interest rates. Conversely, our ratios would increase if our interest income and interest expense decreased by the same amount due to a decrease in the level of interest rates.

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RISK FACTORS

An investment in the trust preferred securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus and the applicable prospectus supplement and should particularly consider the following matters before purchasing any trust preferred securities.

Because a trust will rely on the payments it receives on the junior subordinated debt securities to fund all payments on the trust preferred securities, and because a trust may distribute the junior subordinated debt securities in exchange for the trust preferred securities, you are making an investment decision with regard to the junior subordinated debt securities as well as the trust preferred securities. You should carefully review the information in this prospectus and the applicable prospectus supplement about both of these securities and the guarantee.

Holders Of Wells Fargo’s Senior Debt Will Get Paid Before A Trust Will Get Paid Under The Junior Subordinated Debt Securities And Before You Will Get Paid Under A Guarantee

Wells Fargo’s obligations under the junior subordinated debt securities and the guarantees are unsecured and will rank junior in priority of payment to all of Wells Fargo’s current and future Senior Debt, as defined under “Description of Junior Subordinated Debt Securities—Subordination.”

Wells Fargo’s obligations under the junior subordinated debt securities and the guarantees will also be effectively subordinated to all current and future indebtedness and other liabilities of its subsidiaries. See “Description of Junior Subordinated Debt Securities—General.”

The trust preferred securities, the junior subordinated debt securities and the guarantees do not limit the ability of Wells Fargo or any of its subsidiaries to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that rank senior to or equal with the junior subordinated debt securities and the guarantees. For more information on the ranking of Wells Fargo’s obligations under the junior subordinated debt securities and the guarantees, see “Description of Junior Subordinated Debt Securities—Subordination” and “Description of Guarantees—Status of the Guarantees.”

If Wells Fargo Does Not Make Payments On The Junior Subordinated Debt Securities, A Trust Will Not Be Able To Pay Distributions On The Related Trust Preferred Securities And The Related Guarantee Will Not Apply

The ability of a trust to timely pay distributions on the trust preferred securities and pay the liquidation amount of a trust preferred security depends solely upon Wells Fargo’s making the related payments on the corresponding junior subordinated debt securities when due. If Wells Fargo defaults on its obligation to pay the principal of or interest on the junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on, or the liquidation amount of, the trust preferred securities.

In that case, you will not be able to rely upon the related guarantee for payment of these amounts because the guarantee only applies if Wells Fargo makes the corresponding payment of principal of or interest on the junior subordinated debt securities. Instead, you or the applicable property trustee will have to bring a legal action against Wells Fargo to enforce the property trustee’s rights under the indenture relating to the junior subordinated debt securities.

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See “You May Not Be Able to Enforce Your Rights Against Wells Fargo Directly If An Event Of Default Occurs; You May Have To Rely On The Property Trustee To Enforce Your Rights” immediately below for more information on how to bring a legal action against Wells Fargo.

You May Not Be Able To Enforce Your Rights Against Wells Fargo Directly If An Event Of Default Occurs; You May Have To Rely On The Property Trustee To Enforce Your Rights

You will not always be able to directly enforce your rights against Wells Fargo if an event of default occurs.

If an event of default under the junior subordinated debt securities occurs and is continuing, that event will also be an event of default under the related trust preferred securities. In that case, you may have to rely on the applicable property trustee, as the holder of the junior subordinated debt securities, to enforce your rights against Wells Fargo.

You may only bring a legal action against Wells Fargo directly if an event of default under the related trust agreement occurs because of Wells Fargo’s failure to pay when due interest on or the principal of the corresponding junior subordinated debt securities.

See “Description of Junior Subordinated Debt Securities—Events of Default, Waiver and Notice.”

Distributions On The Trust Preferred Securities Could Be Deferred; You May Have To Include Interest In Your Taxable Income Before You Receive Cash

As long as Wells Fargo is not in default under the junior subordinated debt securities, it may defer interest payments on the junior subordinated debt securities one or more times. Each deferral period may last for up to 20 consecutive quarters or such longer period specified in the applicable prospectus supplement, but not beyond the maturity date of the junior subordinated debt securities. During a deferral period, a trust would defer distributions on the related trust preferred securities in a corresponding amount.

If Wells Fargo defers interest payments on the junior subordinated debt securities and a trust defers distributions on the related trust preferred securities, you will have to accrue interest income as original issue discount for United States federal income tax purposes on your proportionate share of the deferred interest on the junior subordinated debt securities held by the trust. As a result, you would have to include that accrued interest in your gross income for United States federal income tax purposes before you actually receive any cash attributable to that income. You will also not receive the cash distribution related to any accrued and unpaid interest from the trust if you sell the trust preferred securities before the record date for any deferred distributions, even if you held the trust preferred securities on the date that the payments would normally have been paid.

Wells Fargo has no current intention of exercising its right to defer payments of interest on the junior subordinated debt securities. However, if Wells Fargo exercises this right, the market price of the related trust preferred securities may be adversely affected. If you sell your trust preferred securities when distributions are being deferred, you may not receive the same return on investment as someone who continues to hold the trust preferred securities. In addition, because of Wells Fargo’s right to defer interest payments, the market price of the trust preferred securities may be more volatile than the market prices of other securities that are not subject to interest deferrals.

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See “Description of Trust Preferred Securities—Distributions,” “Description of Junior Subordinated Debt Securities—Option to Extend Interest Payment Period,” “Certain United States Federal Income Tax Consequences—US Holders—Interest Income and Original Issue Discount” and “—Sales of Trust Preferred Securities” for more information regarding the interest payment deferral option.

The Trust Preferred Securities May Be Redeemed Prior To Stated Maturity; You May Be Taxed On The Proceeds And You May Not Be Able To Reinvest The Proceeds At The Same Or A Higher Rate Of Return

If adverse changes in the tax laws, investment company laws or banking laws and regulations discussed under “Description of Junior Subordinated Debt Securities—Redemption” occur and are continuing, Wells Fargo may redeem the junior subordinated debt securities in whole, but not in part, within 90 days following the occurrence of the event, subject to any required prior approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Wells Fargo may also redeem the junior subordinated debt securities at its option in whole or in part on one or more occasions at any time on or after the date specified in the applicable prospectus supplement, subject to any required prior approval from the Federal Reserve.

If the junior subordinated debt securities are redeemed, the related trust preferred securities will be redeemed at a redemption price equal to the trust preferred security liquidation amount plus accumulated but unpaid distributions to the redemption date. Under current United States federal income tax law, the redemption of the trust preferred securities would be a taxable event to you.

In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you receive on the trust preferred securities.

See “Description of Junior Subordinated Debt Securities—Redemption” and “Description of Trust Preferred Securities— Redemption or Exchange” for more information on redemption of the junior subordinated debt securities.

A Trust May Distribute The Junior Subordinated Debt Securities To The Holders Of The Related Trust Preferred Securities And The Junior Subordinated Debt Securities May Trade At A Price That Is Lower Than The Price You Paid For Such Trust Preferred Securities

If Wells Fargo terminates a trust before the stated maturity of the corresponding junior subordinated debt securities, the property trustee may distribute the junior subordinated debt securities to the holders of the related trust preferred securities and the common securities in liquidation of the trust after satisfaction of liabilities to creditors.

No one can accurately predict the market prices for the junior subordinated debt securities that may be distributed. Accordingly, the junior subordinated debt securities that you receive upon a distribution, or the trust preferred securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the trust preferred securities.

Although Wells Fargo will agree, unless otherwise provided in the applicable prospectus supplement, to use its commercially reasonable efforts to list the corresponding junior subordinated debt securities on the New York Stock Exchange or any other exchange on which the related trust preferred securities are then listed, Wells Fargo cannot assure you that the New York Stock Exchange will approve such junior subordinated debt securities for listing or that a trading market will exist for such junior subordinated debt securities.

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Under current United States federal income tax law, the distribution of junior subordinated debt securities upon the termination of a trust would generally not be taxable to you. If, however, the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debt securities would be taxable to you.

See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution” for more information.

If You Sell Your Trust Preferred Securities Between Record Dates For Distribution Payments, You Will Have To Include Accrued But Unpaid Distributions In Your Taxable Income

The trust preferred securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the underlying corresponding junior subordinated debt securities.

If you dispose of your trust preferred securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the corresponding junior subordinated debt securities through the date of your disposition.

Upon the sale of your trust preferred securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the trust preferred securities. The amount you receive for your trust preferred securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale while your adjusted tax basis will include any accrued but unpaid interest. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.

See “United States Federal Income Tax Consequences—US Holders—Sales of Trust Preferred Securities” for more information.

Wells Fargo Generally Will Control A Trust Because Your Voting Rights Are Very Limited; Your Interests May Not Be The Same As Wells Fargo’s Interests

You will have limited voting rights. For example, you may not elect or remove the property trustee or the Delaware trustee, except for cause or when there is a default under the corresponding junior subordinated debt securities. In general, only Wells Fargo, as the sole holder of the common securities of a trust, can replace or remove any of the trustees of the trust.

Wells Fargo and the administrative trustees of a trust, who are officers of Wells Fargo or its subsidiaries, may amend the trust agreement of such trust without the consent of holders of trust preferred securities as described under “Description of the Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement.”

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An Active Trading Market For The Trust Preferred Securities May Not Develop

The trust preferred securities will constitute a new issue of securities with no established trading market. Unless otherwise provided in the applicable prospectus supplement, the trust preferred securities will be approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the trust preferred securities on the New York Stock Exchange will likely begin within a 30-day period after the date of the applicable prospectus supplement. Listing of the trust preferred securities on the New York Stock Exchange does not guarantee that a trading market for the trust preferred securities will develop or, if a trading market for the trust preferred securities does develop, the depth of that market or the ability of holders to sell their trust preferred securities easily.

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DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of our junior subordinated debt securities. The applicable prospectus supplement will describe the specific terms of the series of junior subordinated debt securities, which are sometimes referred to in this prospectus as “debt securities,” offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will be issued under a junior subordinated indenture dated as of August 1, 2005, which is sometimes referred to in this prospectus as the “indenture,” between us and J.P. Morgan Trust Company, National Association, as the junior subordinated trustee, sometimes referred to in this prospectus as the “indenture trustee.”

We have summarized the material terms and provisions of the junior subordinated indenture in this section. We have also filed the junior subordinated indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the junior subordinated indenture for additional information before you purchase any trust preferred securities. The summary that follows includes references to section numbers of the junior subordinated indenture so that you can more easily locate these provisions.

General

The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under such indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below.

The junior subordinated debt securities are our unsecured junior subordinated debt securities, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

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•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

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•	whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “Description of Junior Subordinated Debt Securities—Registration, Denomination and Transfer” will not apply to the global securities—a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•	whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than Wells Fargo Bank, N.A., one of our affiliates;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of Wells Fargo or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Unless otherwise specified in the applicable prospectus supplement, we will register the junior subordinated debt securities in the name of a trust, and the property trustee of such trust will hold such junior subordinated debt securities in trust for the benefit of the holders of the trust preferred securities and the common securities issued by such trust.

Interest

Unless otherwise specified in the applicable prospectus supplement, the following provisions regarding payment of interest will apply to the junior subordinated debt securities.

The junior subordinated debt securities will bear interest at the rate specified in the applicable prospectus supplement. Wells Fargo will pay interest on the junior subordinated debt securities on the quarterly interest payment dates specified in the applicable prospectus supplement to the holders of record on the relevant record date. The record date will be 15 calendar days, whether or not a business day, before the relevant payment dates.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period.

If any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on that date will be made on the next succeeding

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day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable. Accrued interest that is not paid when due will bear additional interest at the rate borne by the junior subordinated debt securities, compounded quarterly, and computed on the basis of a 360-day year of twelve 30-day months. The amount of additional interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period.

The term “interest” as used in this prospectus includes periodic interest payments, interest on periodic interest payments not paid when due, compounded interest and additional sums, as applicable.

Option to Extend Interest Payment Period

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo has the right, at any time and from time to time, to defer payments of interest on a series of junior subordinated debt securities for a period (an “extension period”), of at least 20 consecutive quarters, but not beyond the maturity date of such junior subordinated debt securities, so long as an event of default has not occurred or is continuing with respect to such series of junior subordinated debt securities. (Section 313) During an extension period, interest will continue to accrue and holders of such junior subordinated debt securities, or holders of the related trust preferred securities while outstanding, will be required to accrue interest income for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences—US Holders—Interest Income and Original Issue Discount” for further information on United States federal income tax consequences. On the interest payment date following the last day of any extension period, Wells Fargo will pay all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest as permitted by law (“compounded interest”), compounded quarterly, at the rate borne by the junior subordinated debt securities plus any additional sums, as described below.

During an extension period, Wells Fargo is subject to restrictions, as described below under “—Restrictions on Certain Payments.”

Before termination of any extension period, Wells Fargo may further extend the payments of interest. However, no extension period with respect to a series of junior subordinated debt securities, including all previous and further extensions, may extend beyond the maturity of such junior subordinated debt securities. If any junior subordinated debt securities are called for redemption before the end of an extension period, the extension period will end on that redemption date or an earlier date as determined by Wells Fargo. After the termination of any extension period and the payment of all amounts due, Wells Fargo may begin a new extension period, as described above. There is no limitation on the number of times Wells Fargo may elect to begin an extension period. Interest will not be payable during an extension period, only at the end of the extension period. Wells Fargo may, however, prepay, on any interest payment date, at any time all or any portion of the interest accrued during an extension period.

If the property trustee of a trust is the sole holder of the series of junior subordinated debt securities, Wells Fargo will give the property trustee and the relevant Delaware trustee written notice of its election of an extension period at least one business day before the earlier of:

•	the next succeeding date on which the distributions on the related trust preferred securities are payable; and

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•	the date the property trustee is required to give notice to holders of the related trust preferred securities of the record or payment date for the related distribution.

The property trustee will give notice of Wells Fargo’s election of an extension period to the holders of the related trust preferred securities.

If the property trustee of a trust is not the sole holder, or is not itself the holder, of the series of junior subordinated debt securities, Wells Fargo will give the holders of such junior subordinated debt securities and the indenture trustee written notice of its election of an extension period at least one business day before the next interest payment date.

Wells Fargo has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debt securities.

Additional Sums

If a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest (“additional sums”) on the related junior subordinated debt securities. The amount of any additional sums will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges. (Section 1007)

Payment; Exchange; Transfer

We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by a holder of $1,000,000 or more in aggregate principal amount of junior subordinated debt securities if such holder so requests in writing not less than fifteen days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent. (Sections 307, 1002)

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security. (Section 1003)

Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in

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authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

Unless otherwise specified in the applicable prospectus supplement, junior subordinated debt securities may be presented for registration of transfer, exchange, redemption or payment with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the security registrar’s office in Minneapolis, Minnesota or the office of any transfer agent selected by us without service charge and upon payment of any taxes and other governmental charges as described in the junior subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, N.A., one of our affiliates, will be appointed as paying agent and security registrar for the junior subordinated debt securities. Wells Fargo may at any time designate additional transfer and paying agents with respect to the junior subordinated debt securities.

In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

•	issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 calendar days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	register the transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed. (Section 305)

Denominations

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

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Original Issue Discount

Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the junior subordinated indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities. See also “Certain United States Federal Income Tax Consequences.”

Redemption

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date. (Section 1107)

“Tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

•	such trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•	interest payable by Wells Fargo on such series of corresponding junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by Wells Fargo, in whole or in part, for United States federal income tax purposes; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 101)

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“Investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities. (Section 101)

“Capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that Wells Fargo will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Wells Fargo. (Section 101)

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debt securities or portions thereof called for redemption.

Restrictions on Certain Payments

Unless otherwise specified in the applicable prospectus supplement, if:

•	there shall have occurred and be continuing (i) an event of default with respect to a series of junior subordinated debt securities or (ii) a default in the payment of principal of or interest on a series of junior subordinated debt securities when due and payable and, in the case of interest payments, the continuation of such default for a period of 30 days, which we refer to as a “payment default,” in each case of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under the corresponding guarantee; or

•	we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock; and

•	we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to

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the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities).

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock. (Section 1008)

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities. (Section 802)

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Events of Default, Waiver and Notice

Unless otherwise specified in the applicable prospectus supplement, an “event of default” when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:

•	failure to pay interest on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period) or, if later, the conclusion of a period consisting of 20 consecutive quarters, commencing with the quarter following the earliest quarter for which interest (including deferred payments) has not been paid in full;

•	the related trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust preferred securities, (ii) the redemption of all of the outstanding trust preferred securities or (iii) certain mergers, consolidations or amalgamations of the trust;

•	certain events in bankruptcy, insolvency or reorganization of Wells Fargo; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created. (Section 501)

If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have such right. If an event of default under the junior subordinated indenture occurs and continues and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee may also declare the principal of and the interest on the corresponding junior subordinated debt securities to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debt securities. (Section 502)

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series of subordinated debt securities can, subject to conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such junior subordinated debt securities do not rescind such declaration and such junior subordinated debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have such right. (Section 502)

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

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If the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities; provided, however, that the consent of each holder of trust preferred securities is required to waive a default in the payment of principal, premium or interest with respect to such junior subordinated debt securities or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have such right. (Section 513)

The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture. (Section 1004)

If the junior subordinated debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if there is a payment default on the corresponding junior subordinated debt securities, taking account of any extension period (a “direct action”). (Section 508) A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities. (Section 902) The holders of the trust preferred securities will not be able to exercise directly any remedies available to the holders of the corresponding junior subordinated debt securities except under the circumstance described in this paragraph.

Covenants Contained in Junior Subordinated Indenture

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments” above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.

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Distribution of the Junior Subordinated Debt Securities

Under circumstances involving the dissolution of a trust, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•	a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture. (Section 902)

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. (Section 1005)

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If the junior subordinated debt securities are held by a trust or the trustee of such trust, no modification may be made that materially adversely affects the holders of the related trust preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities. (Section 902)

In addition, each holder of trust preferred securities must consent to an amendment to the indenture which removes the rights of holders of trust preferred securities to institute a direct action.

We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities.

Defeasance and Discharge

Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that such debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on such debt securities of that series if:

•	we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on such debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of such debt securities;

•	we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

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In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

•	the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series. (Section 403)

Unless otherwise specified in the applicable prospectus supplement, if the junior subordinated debt securities are issued to a trust, the defeasance provisions described above will not apply to such junior subordinated debt securities.

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that such debt securities of that series are subject to the covenant defeasance provisions of such indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1701)

If we exercise our option not to comply with the covenants listed above and such junior subordinated debt securities of the series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, the amount of money and/or Eligible Instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on such debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1701)

Unless otherwise specified in the applicable prospectus supplement, if the junior subordinated debt securities are issued to a trust, the defeasance provisions described above will not apply to such junior subordinated debt securities.

Conversion or Exchange

The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange,

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either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes our senior debt securities and our subordinated debt securities and means

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with trade accounts payable and obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities (such as the trust preferred securities) or other similar securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at

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least to the same extent provided in the subordination provisions of the junior subordinated debt securities. (Section 1801)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of junior subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

No payments on account of principal (or premium, if any) or interest, if any, in respect of the junior subordinated debt securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities. (Section 1801)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the junior subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

We may modify or amend the junior subordinated indenture as provided under “—Modification of Junior Subordinated Indenture” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902)

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The junior subordinated indenture places no limitation on the amount of Senior Debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification. (Sections 601, 603)

From time to time, Wells Fargo and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the indenture trustee in the ordinary course of business.

Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities

Wells Fargo may issue one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In each such instance, concurrently with the issuance of a trust’s preferred securities, such trust will invest the proceeds from that issuance, together with the consideration paid by Wells Fargo for the common securities of such trust, in the series of corresponding junior subordinated debt securities issued by Wells Fargo to such trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust and will rank equally with all other series of junior subordinated debt securities. Holders of the related trust preferred securities for a series of corresponding junior subordinated debt securities will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of an event of default, as described under “—Modification of Junior Subordinated Indenture” and “—Events of Default, Waiver and Notice.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event, investment company event or capital treatment event relating to a trust occurs and continues, we may, at our option and subject to any required prior approval of the Federal Reserve, redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debt securities are then redeemable at our option.

The redemption price for any corresponding junior subordinated debt security shall be equal to 100% of the principal amount of such corresponding junior subordinated debt security then outstanding plus accrued and unpaid interest to the redemption date. As long as a trust is the holder of all the

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outstanding corresponding junior subordinated debt securities of a series, the proceeds of any redemption will be used by such trust to redeem the related trust securities in accordance with their terms.

We will covenant, as to each series of corresponding junior subordinated debt securities:

•	to directly or indirectly maintain 100% ownership of the common securities of the applicable trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust, except,

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of trust preferred securities in exchange therefor upon liquidation of such trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement, in either such case, upon any required prior approval of the Federal Reserve; and

•	to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Registration, Denomination and Transfer

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo will register a series of junior subordinated debt securities in the name of a trust. The property trustee for such trust will hold the junior subordinated debt securities in trust for the benefit of the holders of the related trust preferred securities and the common securities. Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will be issued on denominations of $25 and integral multiples of $25.

If the junior subordinated debt securities are distributed to holders of the related trust preferred securities, it is anticipated that The Depository Trust Company, referred to herein as “DTC,” will act as depositary for the junior subordinated debt securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of Trust Preferred Securities—Book-Entry Form.”

As of the date of this prospectus, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases of, transfers of, notices concerning and payments on the trust preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC.

A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies Wells Fargo that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed;

•	an event of default under the junior subordinated indenture has occurred and is continuing;

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•	DTC ceases to be a clearing agency registered under the Exchange Act at a time DTC is required to be so registered to act as depositary, and no successor depositary has been appointed; or

•	Wells Fargo, in its sole discretion, determines that the global security shall be exchangeable for definitive certificates.

Any global security that is exchangeable as described above will be exchangeable for junior subordinated debt securities registered in the names DTC directs. Wells Fargo expects that the instructions will be based upon directions received by DTC from its Direct Participants with respect to ownership of beneficial interests in the global security.

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DESCRIPTION OF TRUST PREFERRED SECURITIES

The trust preferred securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part, the Delaware Statutory Trust Act and the Trust Indenture Act.

Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth under “—Ranking of Common Securities.”

Each trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will own the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See “Description of Guarantees.”

Distributions

Distributions on each series of trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

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The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.

We have the right under the junior subordinated indenture and the corresponding junior subordinated debt securities to defer the payment of interest on any series of the corresponding junior subordinated debt securities for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series, but not less than 20 consecutive quarters. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the corresponding junior subordinated debt securities.

As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred by the applicable trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities. If a trust defers distributions, the deferred distributions, including accumulated additional distributions, will be paid on the distribution payment date following the last day of the extension period to the holders on the record date for that distribution payment date. Upon termination of an extension period and payment of all amounts due on the trust preferred securities, Wells Fargo may elect to begin a new extension period.

Unless otherwise specified in the applicable prospectus supplement, if we exercise our deferral right, then during any extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•	any repurchase, redemption or other acquisition of shares of our capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable extension period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or any capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

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•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. See “Description of Junior Subordinated Debt Securities—Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities.” If we do not make interest payments on such corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth under “Description of Guarantees.”

A trust will pay distributions through its property trustee. Such property trustee will hold amounts received from the corresponding junior subordinated debt securities in a payment account for the benefit of the holders of the related trust preferred securities and common securities.

Distributions on applicable trust preferred securities will be payable to the holders of such securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debt securities. See “Description of Junior Subordinated Debt Securities—Redemption.” If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth under “—Ranking of Common Securities.” The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debt securities to be repaid or redeemed on a redemption date will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth under “—Ranking of Common Securities.”

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We will have the right to redeem any series of corresponding junior subordinated debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve. See “Description of Junior Subordinated Debt Securities—Redemption.”

Within 90 days after any tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities that occurs and continues, we will have the right to redeem the corresponding junior subordinated debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price. In the event,

•	a tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities occurs and continues, and

•	we do not elect to redeem the corresponding junior subordinated debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

“Like amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•	with respect to a distribution of corresponding junior subordinated debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, corresponding junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debt securities would be distributed.

“Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Corresponding Junior Subordinated Debt Securities

We will have the right at any time to liquidate a trust and cause the junior subordinated debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the corresponding junior subordinated debt securities in respect of the related trust securities issued by such trust will be distributed to the holders of such related trust securities in exchange therefor.

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After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of related trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon such distribution;

•	any certificates representing such series of trust preferred securities not held by DTC, or its nominee or surrendered to the exchange agent will be deemed to represent the corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of such trust preferred securities will cease, except the right to receive corresponding junior subordinated debt securities upon such surrender.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “—Ranking of Common Securities.” Redemptions of trust preferred securities may require prior approval of the Federal Reserve.

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such trust preferred securities will cease, except the right of the holders of such trust preferred securities to receive the redemption price on the redemption date, but without interest on such redemption price; and

•	such trust preferred securities will cease to be outstanding.

In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any

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interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under “Description of Guarantees,” distributions on such trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth under “—Ranking of Common Securities.” The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subject to applicable law, including, without limitation, United States federal securities laws, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon the occurrence and continuation of a payment default on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a trust agreement resulting from an event of default under the junior subordinated indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement with respect to such trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

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Liquidation Distribution Upon Dissolution

Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Wells Fargo;

•	the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of the corresponding junior subordinated debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of its trust preferred securities as described under “—Redemption or Exchange—Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding junior subordinated debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If such trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth under “—Ranking of Common Securities.”

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement, or a “trust event of default”, regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the junior subordinated indenture with respect to the corresponding junior subordinated debt securities held by such trust (see “Description of Junior Subordinated Debt Securities—Events of Default, Waiver and Notice”); or

•	the default by the property trustee in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of any trust security of such trust when such becomes due and payable; or

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in such trust agreement; or

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•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 90 days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the trust agreement, in and of itself, with respect to the corresponding junior subordinated debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such debt securities.

Removal of Trustees

Unless an event of default under the junior subordinated indenture or a payment default on the junior subordinated debt securities has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding related trust preferred securities for cause or if an event of default under the junior subordinated indenture or a payment default on the junior subordinated debt securities has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the junior subordinated indenture or a payment default on the junior subordinated debt securities shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the junior subordinated indenture or a payment default on the junior subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

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Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the applicable trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of such trust with respect to the trust preferred securities, or

•	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the “successor securities”, so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such

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consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:

•	cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•	modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of trust securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of such trust securities as of a specified date; or

•	restrict the right of a holder of such trust securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any corresponding junior subordinated debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee, or executing any trust or power conferred on the junior subordinated trustee with respect to such corresponding junior subordinated debt securities;

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•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register. However, a holder of $1,000,000 or more in aggregate liquidation amount of trust preferred securities may receive distribution payments, other than distributions payable at maturity, by wire transfer of immediately available funds upon written request to the applicable trust not later than 15 calendar days prior to the date on which the distribution is payable. The record dates will be the 15th calendar day, whether or not a business day, before the relevant payment date.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Wells Fargo Bank, N.A. and any co-paying agent chosen by the property trustee and

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acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Wells Fargo Bank shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, N.A. will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the applicable trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the applicable trust (other than with respect to the trust preferred securities);

•	all costs and expenses of such trust, including costs and expenses relating to the organization of such trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of such trust; and

•	any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which such trust might become subject.

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Governing Law

The trust agreements will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debt securities will be treated as indebtedness of Wells Fargo for United States federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Book-Entry Form

The trusts and Wells Fargo have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that the trusts and Wells Fargo believe to be reliable, but the trusts and Wells Fargo take no responsibility for the accuracy of this information.

The trust preferred securities will be issued as fully registered global securities certificates which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors will hold their interests in the global securities certificates through DTC. Investors may hold their interests in the global securities certificates directly if they are participants of DTC, or indirectly through organizations that are participants in DTC. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities certificates will be held in denominations of $25 and integral multiples of $25. Except as set forth below, the global securities certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. A trust will not issue certificates to you for the trust preferred securities that you purchase, unless DTC’s services are discontinued as described below. Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the trust preferred securities. So long as DTC or its nominee is the registered owner of a global securities certificate, DTC or its nominee will be considered the sole owner and holder of the trust preferred securities represented by that global securities certificate for all purposes of the trust preferred securities.

Initial settlement for the trust preferred securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System.

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DTC has provided the trusts and Wells Fargo with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

When you purchase trust preferred securities within the DTC system, the purchase must be made by or through a direct participant. The direct participant will receive a credit for the trust preferred securities on DTC’s records. You, as the actual owner of the trust preferred securities, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the direct and indirect participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the direct participants to whose accounts trust preferred securities are credited.

You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the trust preferred securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you.

Transfers of ownership interests held through direct and indirect participants will be accomplished by entries on the books of direct and indirect participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the trust preferred securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificate representing the trust preferred securities. Book-entry trust preferred securities may be more difficult to pledge because of the lack of a physical certificate.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The trusts and Wells Fargo understand that, under DTC’s existing practices, if a trust or Wells Fargo requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under a trust agreement or the corresponding junior subordinated debt securities, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect

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participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The applicable property trustee, on behalf of a trust, will send redemption notices to Cede & Co. If less than all of the trust preferred securities of such trust are being redeemed, DTC will reduce each direct participant’s holdings of trust preferred securities in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to trust preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the applicable trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the trust preferred securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

The applicable property trustee, on behalf of a trust, will make distributions on the trust preferred securities directly, or indirectly through a paying agent, to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date. The underwriters for the trust preferred securities will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their trust preferred securities since distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account.

Payments by direct and indirect participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, Wells Fargo, the applicable trust, the trustees, the paying agent or any other agent of Wells Fargo or such trust.

Accordingly, Wells Fargo, a trust, the trustees and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in trust preferred securities represented by a global securities certificate;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to the trust preferred securities at any time by giving reasonable notice to the applicable trust. Additionally, a trust may decide to discontinue the book-entry only system of transfers with respect to the trust preferred securities issued by it. In that event, the trust will print and deliver certificates for the trust preferred securities. If DTC notifies a trust that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the trust within 90 days after receiving such notice or becoming aware

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that DTC is no longer so registered, the trust will issue the trust preferred securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. If an event of default under a trust agreement has occurred and is continuing, the applicable trust is required to print and deliver certificates for the trust preferred securities issued by it. Any certificates delivered by a trust will be registered in the names of the owners of the beneficial interests in the global securities certificates as directed by DTC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

COMMON SECURITIES

In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to such issuance will specify the terms of such common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities—Ranking of Common Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trusts.

DESCRIPTION OF GUARANTEES

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments”, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent such trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

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•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

•	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “—Status of the Guarantees.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Guarantees

A guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture; and

•	equally with all other trust preferred security guarantees that we issue.

A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debt securities.

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Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must restore payment of any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or other obligation under such guarantee.

The holders of a majority in liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

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We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the state of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING

JUNIOR SUBORDINATED DEBT SECURITIES AND GUARANTEES

As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in the corresponding junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the applicable series of junior subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

•	the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for such trust securities;

•	under the junior subordinated indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of such trust, other than those relating to such trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If we do not make interest payments on the applicable series of junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “Description of Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that we have made a payment of interest or principal or other payments on the corresponding junior subordinated debt securities. A trust preferred securities guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the junior subordinated indenture and our obligations under the

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applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Description of Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement.”

A holder of trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities. (Section 508)

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the applicable trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “Description of Guarantees—General.”

Limited Purpose of Trust

Each trust’s preferred securities evidence a beneficial interest in such trust, and such trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debt securities issued by Wells Fargo. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security

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is entitled to receive from us the principal amount of and interest accrued on such corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from such trust, or from us under the related guarantee, if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the corresponding junior subordinated debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of Wells Fargo, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of Wells Fargo, subordinated in right of payment to all Senior Debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the trust preferred securities. The following discussion assumes that the junior subordinated debt securities are issued to a grantor trust.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. Wells Fargo will not seek a ruling from the IRS with respect to the matters discussed in this section and Wells Fargo cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the trust preferred securities. This summary addresses only trust preferred securities purchased at initial issuance and held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•	persons holding the trust preferred securities as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

In addition, with respect to a particular offering of trust preferred securities, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When the term “holder” is used in this section, it refers to a beneficial holder of the trust preferred securities.

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As used herein, a “U.S. Holder” is a beneficial owner of trust preferred securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a U.S. court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

A “Non-U.S. Holder” is any beneficial owner of a trust preferred security that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds trust preferred securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding trust preferred securities, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the trust preferred securities by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

Characterization of the Trusts.    Under current law and based on the representations, facts and assumptions set forth in this prospectus, and assuming full compliance with the terms of the applicable trust agreement (and other relevant documents), a trust will be characterized for U.S. federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of the trust preferred securities generally will be considered the owner of an undivided portion of the corresponding junior subordinated debt securities owned by the applicable trust, and each US Holder will be required to include all income or gain recognized for U.S. federal income tax purposes with respect to its allocable share of the junior subordinated debt securities on its own income tax return.

Characterization of the Junior Subordinated Debt Securities.    Wells Fargo and the applicable trust will agree to treat the corresponding junior subordinated debt securities as indebtedness

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for all U.S. federal income tax purposes. Under current law and based on the representations, facts and assumptions set forth in this prospectus, and assuming full compliance with the terms of the junior subordinated indenture (and other relevant documents), the junior subordinated debt securities will be characterized for United States federal income tax purposes as debt of Wells Fargo.

Interest Income and Original Issue Discount.    Unless otherwise specified in the applicable prospectus supplement, under the terms of the junior subordinated debt securities, Wells Fargo will have the ability to defer payments of interest from time to time by extending the interest payment period for up to 20 consecutive quarters or such longer period specified in the applicable prospectus supplement, but not beyond the maturity of the junior subordinated debt securities. Treasury regulations provide that debt instruments like the junior subordinated debt securities will not be considered issued with original issue discount (“OID”) by reason of Wells Fargo’s ability to defer payments of interest if the likelihood of such deferral is “remote.”

Wells Fargo has concluded, and this discussion assumes, that, as of the date of this prospectus, the likelihood of deferring payments of interest under the terms of any of the junior subordinated debt securities is “remote” within the meaning of the Treasury regulations referred to above, in part because exercising that option would prevent Wells Fargo from declaring dividends on its stock and would prevent Wells Fargo from making any payments on debt securities that rank pari passu with or junior to the junior subordinated debt securities. Therefore, the junior subordinated debt securities should not be treated as issued with OID by reason of Wells Fargo’s deferral option. Rather, stated interest on the junior subordinated debt securities will generally be taxable to a U.S. Holder as ordinary income when paid or accrued in accordance with that holder’s method of accounting for income tax purposes. It is possible that the IRS could take a position contrary to the interpretation described above.

In the event Wells Fargo exercises its option to defer payments of interest on a series of junior subordinated debt securities, such junior subordinated debt securities would be treated as retired and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID, if any) on such junior subordinated debt securities would thereafter be treated as OID, which would accrue, and be includible in a US Holder’s taxable income, on an economic accrual basis (regardless of the U.S. Holder’s method of accounting for income tax purposes) over the remaining term of such junior subordinated debt securities (including any period of interest deferral), without regard to the timing of payments under the junior subordinated debt securities. Subsequent distributions of interest on such junior subordinated debt securities generally would not, by themselves, be taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on such junior subordinated debt securities in that period at the stated interest rate. Consequently, during any period of interest deferral, U.S. Holders will include OID in gross income in advance of the receipt of cash, and a U.S. Holder which disposes of a trust preferred security prior to the record date for payment of distributions on the corresponding junior subordinated debt securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the applicable trust with respect to the OID.

If the possibility of Wells Fargo’s exercising its option to defer payments of interest is not treated as remote, the junior subordinated debt securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID, if any). That OID would generally be includible in a U.S. Holder’s taxable income, over the term of the junior subordinated debt securities, on an economic accrual basis as described above.

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Characterization of Income.    Payments to certain US Holders that constitute qualified dividends for U.S. federal income tax purposes are subject to a lower rate of tax (currently 15%) than other ordinary income. Because the income underlying the trust preferred securities will not be characterized as dividends for income tax purposes, U.S. Holders of the trust preferred securities will not be entitled to the preferential tax rate generally applicable to payments of dividends. In addition, because the income underlying the trust preferred securities will not be characterized as dividends for income tax purposes, corporate holders of the trust preferred securities will not be entitled to a dividends-received deduction for any income received or accrued on the trust preferred securities.

Market Discount and Bond Premium.    Holders of trust preferred securities not purchased at initial issuance may be considered to have acquired the trust preferred securities with market discount or acquisition premium. Prospective investors in the trust preferred securities should consult their own tax advisors regarding the application of the market discount and bond premium rules to the purchase, holding and disposition of the trust preferred securities.

Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of a Trust. Under certain circumstances described herein, a trust may distribute the corresponding junior subordinated debt securities to holders in exchange for their trust preferred securities and in liquidation of such trust. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” Except as discussed below, a distribution of the corresponding junior subordinated debt securities would not be a taxable event for U.S. federal income tax purposes, and each U.S. Holder would have an aggregate adjusted basis for U.S. federal income tax purposes in the junior subordinated debt securities received equal to the U.S. Holder’s aggregate adjusted basis in the trust preferred securities exchanged. For U.S. federal income tax purposes, a U.S. Holder’s holding period in the junior subordinated debt securities received in a liquidation of a trust would include the period during which the related trust preferred securities were held by the holder. If, however, the relevant event resulting in such distribution is a tax event which results in the trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to U.S. Holders of the trust preferred securities for U.S. federal income tax purposes.

Under certain circumstances described in this prospectus, the junior subordinated debt securities may be redeemed for cash with the proceeds distributed to holders in redemption of their related trust preferred securities. See “Description of Trust Preferred Securities—Redemption or Exchange.” A redemption of the related trust preferred securities would be taxable for U.S. federal income tax purposes, and a U.S. Holder would recognize gain or loss as if it had sold the trust preferred securities for cash. See “—Sales of Trust Preferred Securities” below.

Sales of Trust Preferred Securities.    A U.S. Holder that sells trust preferred securities will recognize gain or loss equal to the difference between its adjusted basis in the trust preferred securities and the amount realized on the sale of the trust preferred securities. A U.S. Holder’s adjusted basis in the trust preferred securities generally will be its initial purchase price. If the trust preferred securities are considered to have OID (either because they are deemed issued with OID or because Wells Fargo exercises its option to defer payments of interest (see “—Interest Income and Original Issue Discount” above)), a U.S. Holder’s adjusted basis will be increased by OID previously included (or currently includible) in the holder’s gross income to the date of disposition, and decreased by payments received on the trust preferred securities (other than any interest received with respect to the periods prior to the effective date of Wells Fargo’s first exercise of its option to defer payments of interest). Any gain or loss on the sale of the trust preferred securities generally will be capital gain or loss, and generally will

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be a long-term capital gain or loss if the trust preferred securities have been held for more than one year prior to the date of disposition.

A holder who disposes of its trust preferred securities between record dates for payments of distributions will be required to include accrued but unpaid interest (or OID, if any) on the corresponding junior subordinated debt securities through the date of disposition in its taxable income for U.S. federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the trust preferred securities (or as to OID only, to add such amount to the holder’s adjusted tax basis in its trust preferred securities). To the extent the selling price is less than the holder’s adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

Non-U.S. Holders

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a) payments of principal and interest (including OID, if any) on the trust preferred securities by the applicable trust or the paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of Wells Fargo stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Wells Fargo through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); and

•	the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; and

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the trust preferred securities, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

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If a Non-U.S. Holder of trust preferred securities is engaged in the conduct of a trade or business in the United States and interest (including OID, if any) on the trust preferred securities, or gain realized on its sale, retirement or other taxable disposition of the trust preferred securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as U.S. Holder. See “—U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the paying agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Information Reporting

In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the trust preferred securities held by a noncorporate U.S. Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the trust preferred securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-U.S. Holder status or otherwise establishes an exemption from information reporting and backup withholding. See “—Backup Withholding” below.

Backup Withholding

Payments made on, and proceeds from the sale of, the trust preferred securities may be subject to a “backup” withholding tax at a rate equal to the fourth lowest rate of income tax applicable to unmarried individuals (currently 28%) unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder’s income tax liability, or refunded, provided the required information is provided to the IRS.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES. POTENTIAL HOLDERS OF THE TRUST PREFERRED SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

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ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the trust preferred securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but governmental and foreign plans may be subject to other legal restrictions.

Under a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor, the assets of a trust would be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

If the assets of a trust were deemed to be “plan assets,” the persons providing services to the assets of the trust may become parties in interest with respect to an investing plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets.

In this regard, if the person or persons with discretionary responsibilities over the corresponding junior subordinated debt securities or the guarantee were affiliated with Wells Fargo, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgement as fiduciaries).

Under an exception contained in the plan assets regulation, the assets of a trust would not be deemed to be “plan assets” of investing plans if the trust preferred securities issued by the trust are “publicly-offered securities”—that is, they are:

•	widely held, i.e., owned by more than 100 investors independent of the trust and of each other;

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•	freely transferable; and

•	sold to a plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

Wells Fargo expects that the trust preferred securities will meet the criteria of “publicly-offered securities” above, although no assurance can be given in this regard. Unless otherwise specified in the applicable prospectus supplement, the underwriters of the trust preferred securities will expect that the trust preferred securities will be held by at least 100 independent investors at the conclusion of the offering and that the trust preferred securities will be freely transferable. The trust preferred securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

All of the common securities will be purchased and held by Wells Fargo. Even if the assets of a trust are not deemed to be “plan assets” of plans investing in the trust, specified transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan.

For example, if Wells Fargo were a party in interest with respect to an investing plan, either directly or by reason of the activities of one or more of its affiliates, sale of the trust preferred securities by the trust to the plan and/or extensions of credit between Wells Fargo and the trust, as represented by the corresponding junior subordinated debt securities and the guarantee, would likely be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the trust preferred securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

The trust preferred securities may not be purchased or held by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or the requirements of U.S. Department of Labor regulation section 2550.401c-1 are satisfied such that the trust preferred securities held by the purchaser or holder do not constitute plan assets.

Any purchaser or holder of the trust preferred securities or any interest in the trust preferred securities will be deemed to have represented by its purchase and holding that it either:

•	is not a plan or a plan asset entity and is not purchasing such securities on behalf of or with “plan assets” of any plan;

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•	is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding; or

•	has satisfied the requirements of U.S. Department of Labor regulation section 2550.401c-1 such that the trust preferred securities held by the purchaser or holder do not constitute plan assets.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the trust preferred securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences if the assets of the applicable trust were deemed to be “plan assets” and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the trust preferred securities have the exclusive responsibility for ensuring that their purchase and holding of the trust preferred securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code.

PLAN OF DISTRIBUTION

We and the trusts may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

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If the applicable prospectus supplement indicates, we or a trust will authorize dealers or agents to solicit offers by institutions to purchase offered securities under contracts that provide for payment and delivery on a future date. We or a trust must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and agents will not be responsible for the validity or performance of the contracts.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

One or more of our indirectly, wholly-owned subsidiaries, Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC or H.D. Vest Investment Services, Inc., may help place some of the securities offered under this prospectus. If this occurs, the placement will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. The underwriters, agents and dealers participating in the sale of the securities offered by this prospectus will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Because the National Association of Securities Dealers, Inc. may view the trust preferred securities as interests in a direct participation program, this offering will be made in compliance with

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the applicable provisions of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. In compliance with Rule 2810, the maximum compensation that may be received by any member of the National Association of Securities Dealers, Inc. in connection with or related to the distribution of securities pursuant to this prospectus is 10% of the offering proceeds plus 0.5% for reimbursement of bona fide due diligence expenses.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC and H.D. Vest Investment Services, Inc., in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in any of the offered securities and each may discontinue any market-making activities at any time without notice, at its sole discretion.

We and the trusts may have agreements with the underwriters, dealers and agents, including our subsidiaries mentioned above, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

Each underwriter will agree that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers our securities or the securities of any trust or possesses or distributes this prospectus or the accompanying prospectus supplement or any other offering material and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of such securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. Neither we nor any trust will have any responsibility for an underwriter’s compliance with applicable securities laws.

Unless otherwise provided in the applicable prospectus supplement, the trust preferred securities will not be offered or sold in any member state of the European Union.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we or a trust issue securities, they may be new securities with no established trading market. If we or a trust sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

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LEGAL OPINIONS

Mary E. Schaffner, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Ms. Schaffner owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Richards, Layton & Finger, P.A., special Delaware counsel for the trusts, will pass upon certain legal matters for the trusts. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Schaffner may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law.

EXPERTS

The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered:

Registration Fee	0	(1)
Legal Fees and Expenses*	$3,000,000
Trustee Fees and Expenses*	600,000
Accounting Fees and Expenses*	2,500,000
Blue Sky and Legal Investment Fees and Expenses*	100,000
Printing and Engraving Fees*	4,000,000
Rating Agency Fees*	3,000,000
Listing Fees*	500,000
Miscellaneous*	100,000

Total*	$13,800,000

(1)	Deferred in accordance with Rules 456(b) and 457(r).
*Estimated	pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with litigation. Article Fourteenth of the restated certificate of incorporation of Wells Fargo & Company (“Wells Fargo”), as amended, provides for broad indemnification of directors and officers. Wells Fargo also maintains insurance coverage relating to certain liabilities of directors and officers.

The declaration of trust and trust agreement for each of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII (the “trusts”) filed as Exhibit 4(qq) to this Registration Statement, provides for broad indemnification of the trustees of the trusts and the officers and directors of such trustees.

Pursuant to the terms of forms of underwriting agreements and form of distribution agreement filed as exhibits to this Registration Statement, the directors and officers of the Registrants will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933 in connection with this Registration Statement and the related Prospectus and applicable Prospectus Supplement.

ITEM 16. EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

1	(a)	Form of Underwriting Agreement for Debt Securities.*

1	(b)	Form of Underwriting Agreement for Preferred Stock.**

1	(c)	Form of Distribution Agreement.**

1	(d)	Form of Underwriting Agreement for Preferred Securities.**

4	(a)	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated June 28, 1993, Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated July 3, 1995, and Exhibits 3(b) and 3(c) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

4	(b)	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

4	(c)	Certificate of Change of Location of Registered Office and Change of Registered Agent (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

4	(d)	Certificate of Designations for 1997 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated April 14, 1997).

4	(e)	Certificate of Designations for 1998 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated April 20, 1998).

4	(f)	Certificate of Designations for 1999 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated April 21, 1999).

4	(g)	Certificate of Designations for 2000 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(o) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

4	(h)	Certificate of Designations for 2001 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated April 17, 2001).

4	(i)	Certificate of Designations for 2002 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated April 16, 2002).

4	(j)	Certificate of Designations for 2003 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Wells Fargo’s Current Report on Form 8-K dated April 15, 2003).

4	(k)	Certificate of Designations for 2004 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(o) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

4	(l)	Certificate of Designations for 2005 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated March 18, 2005).

4	(m)	Certificate of Designations for 2006 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated March 20, 2006).

4	(n)	Certificate Eliminating the Certificate of Designations for 1996 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated March 20, 2006).
4	(o)	Certificate Eliminating the Certificate of Designations for 1995 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated March 18, 2005).

4	(p)	Certificate Eliminating the Certificate of Designations for Adjustable Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 3(p) to Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 2003.

4	(q)	Certificate Eliminating the Certificate of Designations for ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Wells Fargo’s Current Report on Form 8-K dated April 15, 2003).

4	(r)	Certificate Eliminating the Certificate of Designations for Fixed/Adjustable Rate Noncumulative Preferred Stock, Series H (incorporated by reference to Exhibit 4(m) to Wells Fargo’s Registration Statement on Form S-3 filed February 28, 2002).

4	(s)	Certificate Eliminating the Certificate of Designations for Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3(q) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

4	(t)	Certificate Eliminating the Certificate of Designations for Cumulative Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated November 1, 1995).

4	(u)	Certificate Eliminating the Certificate of Designations for 10.24% Cumulative Preferred Stock (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated February 20, 1996).

4	(v)	Certificate Eliminating the Certificate of Designations for Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated April 21, 1999).

4	(w)	Certificate Eliminating the Certificate of Designations for Cumulative Tracking Preferred Stock (incorporated by reference to Exhibit 3(o) to Well Fargo’s Annual Report on Form 10-K for the year ended December 31, 1999).

4	(x)	By-Laws (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated January 24, 2006).

4	(y)	Rights Agreement, dated as of October 21, 1998, between Norwest Corporation (now named Wells Fargo & Company) and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 to Wells Fargo’s Registration Statement on Form 8-A dated October 21, 1998).

4	(z)	Amendment to Rights Agreement, dated as of August 12, 2002, between Wells Fargo and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (incorporated by reference to Exhibit 4(c) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

4	(aa)	Senior Indenture dated as of July 21, 1999 between Wells Fargo and Citibank, N.A. (incorporated by reference to Exhibit 4.1 to Wells Fargo’s Current Report on Form 8-K dated July 28, 1999).

4	(bb)	Subordinated Indenture dated as of August 30, 1999 between Wells Fargo and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago) (incorporated by reference to Exhibit 4.1 to Wells Fargo’s Current Report on Form 8-K dated September 2, 1999).

4	(cc)	Junior Subordinated Indenture dated as of August 1, 2005 between Wells Fargo and J.P. Morgan Trust Company, National Association.*

4	(dd)	Forms of Registered Medium-Term Notes (incorporated by reference to Exhibit 4(x) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated August 15, 2001).

4	(ee)	Form of Senior Note (incorporated by reference to Exhibit 4(t) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4	(ff)	Form of Subordinated Note (incorporated by reference to Exhibit 4(u) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4	(gg)	Form of Junior Subordinated Note (incorporated by reference to Exhibit 4(ff) to Wells Fargo’s Registration Statement on Form S-3 dated March 30, 2005).

4	(hh)	Form of Certificate of Designations of Powers, Preferences and Rights of Preferred Stock (incorporated by reference to Exhibit 4(v) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4	(ii)	Form of Preferred Stock Certificate (incorporated by reference to Exhibit 4(w) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4	(jj)	Form of Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4(x) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4	(kk)	Form of Deposit Agreement, including form of Depositary Receipt (incorporated by reference to Exhibit 4(y) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4	(ll)	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate (incorporated by reference to Exhibit 4(z) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4	(mm)	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate (incorporated by reference to Exhibit 4(a)(a) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4	(nn)	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate (incorporated by reference to Exhibit 4(b)(b) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4	(oo)	Form of Common Stock Certificate (incorporated by reference to Exhibit 4(c)(c) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

4	(pp)	Certificates of Trust of each of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII (the “Trusts”) (incorporated by reference to Exhibit 4(nn) to Wells Fargo’s Registration Statement on Form S-3 filed April 23, 2004).

4	(qq)	Declarations of Trust and Trust Agreements of each of the Trusts (incorporated by reference to Exhibit 4(oo) to Wells Fargo’s Registration Statement on Form S-3 filed April 23, 2004).

4	(rr)	Form of Amended and Restated Declaration of Trust and Trust Agreement (incorporated by reference to Exhibit 4(qq) to Wells Fargo’s Amendment No. 1 to Registration Statement on Form S-3, dated July 20, 2005).

4	(ss)	Form of Preferred Security Certificate (included as part of Exhibit 4(rr)).

4	(tt)	Form of Guarantee Agreement (incorporated by reference to Exhibit 4(oo) to Wells Fargo’s Registration Statement on Form S-3 filed February 28, 2002).

4	(uu)	Form of Unit Agreement (incorporated by reference to Exhibit 4(rr) to Wells Fargo’s Registration Statement on Form S-3 filed March 10, 2003).

4	(vv)	Form of Purchase Contract (Issuer Sale) (included as part of Exhibit 4(uu)).

4	(ww)	Form of Purchase Contract (Issuer Purchase) (included as part of Exhibit 4(uu)).

4	(xx)	Form of Unit Certificate (included as part of Exhibit 4(uu)).

Wells Fargo and certain of its consolidated subsidiaries have outstanding certain long-term debt. No individual series of such debt exceeds 10% of the total assets of Wells Fargo and its consolidated subsidiaries. Copies of instruments with respect to long-term debt will be furnished to the Commission upon request.

5	(a)	Opinion of Senior Counsel of Wells Fargo.*

5	(b)	Opinion of Richards, Layton & Finger.*

12		Computations of ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends (incorporated by reference to Exhibits 12(a) and 12(b) to Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 2005 and Exhibit 12 to Wells Fargo’s Quarterly Report on 10-Q for the quarter ended March 31, 2006).

23	(a)	Consent of Senior Counsel of Wells Fargo (included as part of Exhibit 5(a)).

23	(b)	Consent of Richards, Layton & Finger (included as part of Exhibit 5(b)).

23	(c)	Consent of Independent Registered Public Accounting Firm.

24	(a)	Powers of Attorney of Wells Fargo.*

24	(b)	Powers of Attorney of each Trust (included as part of Exhibit 4(qq)).

25	(a)	Statement of Eligibility of Citibank, N.A., trustee under the senior indenture.*

25	(b)	Statement of Eligibility of J.P. Morgan Trust Company, National Association, trustee under the subordinated indenture and the junior subordinated indenture.*

*	Previously filed.
**	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.

ITEM 17. UNDERTAKINGS

(a)     Each of the undersigned Registrants hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Wells Fargo & Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 19, 2006.

WELLS FARGO & COMPANY

/S/    RICHARD M. KOVACEVICH

By:

Richard M. Kovacevich

Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the undersigned Trusts certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 19, 2006.

WELLS FARGO CAPITAL X

WELLS FARGO CAPITAL XI

WELLS FARGO CAPITAL XII

WELLS FARGO CAPITAL XIII

By:    Wells Fargo & Company, as Agent

/S/    RICHARD M. KOVACEVICH

By:

Richard M. Kovacevich, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to this Registration Statement has been signed on June 19, 2006 by the following persons in the capacities with Wells Fargo & Company indicated:

/S/ RICHARD M. KOVACEVICH Richard M. Kovacevich	Chairman and Chief Executive Officer (Principal Executive Officer)

/S/ HOWARD I. ATKINS Howard I. Atkins	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD D. LEVY Richard D. Levy	Senior Vice President and Controller (Principal Accounting Officer)

LLOYD H. DEAN

SUSAN E. ENGEL

ENRIQUE HERNANDEZ, JR.

ROBERT L. JOSS

RICHARD M. KOVACEVICH

RICHARD D. McCORMICK

CYNTHIA H. MILLIGAN

PHILIP J. QUIGLEY

DONALD B. RICE

JUDITH M. RUNSTAD

STEPHEN W. SANGER

SUSAN G. SWENSON

MICHAEL W. WRIGHT

) ) ) ) ) ) ) ) ) )	A majority of the Board of Directors of Wells Fargo & Company*

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/S/    RICHARD M. KOVACEVICH

Richard M. Kovacevich, Attorney-in-Fact

EXHIBIT INDEX

Number	Description	Form of Filing
1(a)	Form of Underwriting Agreement for Debt Securities.*
1(b)	Form of Underwriting Agreement for Preferred Stock.**
1(c)	Form of Distribution Agreement.**
1(d)	Form of Underwriting Agreement for Preferred Securities.**
4(a)	Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated June 28, 1993, Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated July 3, 1995, and Exhibits 3(b) and 3(c) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).
4(b)	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).
4(c)	Certificate of Change of Location of Registered Office and Change of Registered Agent (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
4(d)	Certificate of Designations for 1997 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated April 14, 1997).
4(e)	Certificate of Designations for 1998 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated April 20, 1998).
4(f)	Certificate of Designations for 1999 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated April 21, 1999).
4(g)	Certificate of Designations for 2000 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(o) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).
4(h)	Certificate of Designations for 2001 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated April 17, 2001).
4(i)	Certificate of Designations for 2002 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated April 16, 2002).
4(j)	Certificate of Designations for 2003 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Wells Fargo’s Current Report on Form 8-K dated April 15, 2003).
4(k)	Certificate of Designations for 2004 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(o) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

1

Number	Description	Form of Filing
4(l)	Certificate of Designations for 2005 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated March 18, 2005).
4(m)	Certificate of Designations for 2006 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated March 20, 2006).
4(n)	Certificate Eliminating the Certificate of Designations for 1996 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated March 20, 2006).
4(o)	Certificate Eliminating the Certificate of Designations for 1995 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Wells Fargo’s Current Report on Form 8-K dated March 18, 2005).
4(p)	Certificate Eliminating the Certificate of Designations for Adjustable Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 3(p) to Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 2003).
4(q)	Certificate Eliminating the Certificate of Designations for ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Wells Fargo’s Current Report on Form 8-K dated April 15, 2003).
4(r)	Certificate Eliminating the Certificate of Designations for Fixed/Adjustable Rate Noncumulative Preferred Stock, Series H (incorporated by reference to Exhibit 4(m) to Wells Fargo’s Registration Statement on Form S-3 filed February 28, 2002).
4(s)	Certificate Eliminating the Certificate of Designations for Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3(q) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).
4(t)	Certificate Eliminating the Certificate of Designations for Cumulative Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated November 1, 1995).
4(u)	Certificate Eliminating the Certificate of Designations for 10.24% Cumulative Preferred Stock (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated February 20, 1996).
4(v)	Certificate Eliminating the Certificate of Designations for Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Current Report on Form 8-K dated April 21, 1999).
4(w)	Certificate Eliminating the Certificate of Designations for Cumulative Tracking Preferred Stock (incorporated by reference to Exhibit 3(o) to Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 1999).

2

Number	Description	Form of Filing
4(x)	By-Laws (incorporated by reference to Exhibit 3 to Wells Fargo’s Current Report on Form 8-K dated January 24, 2006).
4(y)	Rights Agreement, dated as of October 21, 1998, between Norwest Corporation (now named Wells Fargo & Company) and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 to Wells Fargo’s Registration Statement on Form 8-A dated October 21, 1998).
4(z)	Amendment to Rights Agreement, dated as of August 12, 2002, between Wells Fargo and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (incorporated by reference to Exhibit 4(c) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
4(aa)	Senior Indenture dated as of July 21, 1999 between Wells Fargo and Citibank, N.A. (incorporated by reference to Exhibit 4.1 to Wells Fargo’s Current Report on Form 8-K dated July 28, 1999).
4(bb)	Subordinated Indenture dated as of August 30, 1999 between Wells Fargo and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago) (incorporated by reference to Exhibit 4.1 to Wells Fargo’s Current Report on Form 8-K dated September 2, 1999).
4(cc)	Junior Subordinated Indenture dated as of August 1, 2005 between Wells Fargo and J.P. Morgan Trust Company, National Association.*
4(dd)	Forms of Registered Medium-Term Notes (incorporated by reference to Exhibit 4(x) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated August 15, 2001).
4(ee)	Form of Senior Note (incorporated by reference to Exhibit 4(t) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).
4(ff)	Form of Subordinated Note (incorporated by reference to Exhibit 4(u) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).
4(gg)	Form of Junior Subordinated Note (incorporated by reference to Exhibit 4(ff) to Wells Fargo’s Registration Statement on Form S-3 dated March 30, 2005).
4(hh)	Form of Certificate of Designations of Powers, Preferences and Rights of Preferred Stock (incorporated by reference to Exhibit 4(v) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).
4(ii)	Form of Preferred Stock Certificate (incorporated by reference to Exhibit 4(w) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).
4(jj)	Form of Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4(x) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).

3

Number	Description	Form of Filing
4(kk)	Form of Deposit Agreement, including form of Depositary Receipt (incorporated by reference to Exhibit 4(y) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).
4(ll)	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate (incorporated by reference to Exhibit 4(z) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).
4(mm)	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate (incorporated by reference to Exhibit 4(a)(a) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).
4(nn)	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate (incorporated by reference to Exhibit 4(b)(b) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).
4(oo)	Form of Common Stock Certificate (incorporated by reference to Exhibit 4(c)(c) to Amendment No. 1 to Wells Fargo’s Registration Statement on Form S-3 dated June 15, 1999).
4(pp)	Certificates of Trust of each of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII (the “Trusts”) (incorporated by reference to Exhibit 4(nn) to Wells Fargo’s Registration Statement on Form S-3 filed April 23, 2004).
4(qq)	Declarations of Trust and Trust Agreements of each of the Trusts (incorporated by reference to Exhibit 4(oo) to Wells Fargo’s Registration Statement on Form S-3 filed April 23, 2004).
4(rr)	Form of Amended and Restated Declaration of Trust and Trust Agreement (incorporated by reference to Exhibit 4(qq) to Wells Fargo’s Amendment No. 1 to Registration Statement on Form S-3 dated July 20, 2005).
4(ss)	Form of Preferred Security Certificate (included as part of Exhibit 4(rr)).
4(tt)	Form of Guarantee Agreement (incorporated by reference to Exhibit 4(oo) to Wells Fargo’s Registration Statement on Form S-3 filed February 28, 2002).
4(uu)	Form of Unit Agreement (incorporated by reference to Exhibit 4(rr) to Wells Fargo’s Registration Statement on Form S-3 filed March 10, 2003).
4(vv)	Form of Purchase Contract (Issuer Sale) (included as part of Exhibit 4(uu)).
4(ww)	Form of Purchase Contract (Issuer Purchase) (included as part of Exhibit 4(uu)).

4

Number	Description	Form of Filing
4(xx)	Form of Unit Certificate (included as part of Exhibit 4(uu)).
Wells Fargo and certain of its consolidated subsidiaries have outstanding certain long-term debt. No individual series of such debt exceeds 10% of the total assets of Wells Fargo and its consolidated subsidiaries. Copies of instruments with respect to long-term debt will be furnished to the Commission upon request.
5(a)	Opinion of Senior Counsel of Wells Fargo.*
5(b)	Opinion of Richards, Layton & Finger.*
12	Computations of ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends (incorporated by reference to Exhibits 12(a) and 12(b) to Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 2005 and Exhibit 12 to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).
23(a)	Consent of Senior Counsel of Wells Fargo (included as part of Exhibit 5(a)).
23(b)	Consent of Richards, Layton & Finger (included as part of Exhibit 5(b)).
23(c)	Consent of Independent Registered Public Accounting Firm.	Electronic Transmission
24(a)	Powers of Attorney of Wells Fargo.*
24(b)	Powers of Attorney of each Trust (included as part of Exhibit 4(qq)).
25(a)	Statement of Eligibility of Citibank, N.A., trustee under the senior indenture.*
25(b)	Statement of Eligibility of J.P. Morgan Trust Company, National Association, trustee under the subordinated indenture and the junior subordinated indenture.*

*	Previously filed.
**	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.

5